UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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CONSENSUS CLOUD SOLUTIONS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME June 10, 2026 8:30 a.m. Pacific Time	WHO CAN VOTE Stockholders of record as of the close of business on April 13, 2026 will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment thereof.
LOCATION Online via live audiocast on www.virtualshareholdermeeting.com/CCSI2026

VOTING ITEMS
PROPOSALS		BOARD VOTE RECOMMENDATION	FOR FURTHER DETAILS
1	Election of the six directors named in this proxy statement	“FOR” each director nominee	Page 12
2	To approve, on an advisory basis the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for 2026	“FOR”	Page 19
3	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers	“FOR”	Page 21
4	To approve an amendment and restatement of the Company’s 2021 Stock Incentive Plan	“FOR”	Page 33
Stockholders will also transact any other business that may be properly presented at the Annual Meeting. This proxy statement is first being made available to our stockholders on or about April 24, 2026.
We are holding the Annual Meeting in a virtual-only format this year. To attend the Annual Meeting online, vote, submit questions or view the list of registered stockholders during the meeting, stockholders of record will need to go to the meeting website listed above and log in using their 16-digit control number included on their proxy card or Notice. Beneficial owners should review these proxy materials and their voting instruction form for how to vote in advance of and how to participate in the Annual Meeting.
As permitted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, unless you previously requested electronic or paper delivery on an ongoing basis, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy statement, our 2025 Annual Report and a form of proxy card or voting instruction card (together, the “proxy materials”). This distribution process is more resource- and cost-efficient. The Notice contains instructions on how to access the proxy materials online. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials. If you elect to receive a paper copy, our proxy materials will be mailed to you.
We encourage you to review these proxy materials and vote your shares before the Annual Meeting.
By Order of the Board of Directors,

Vithya Aubee
Chief Legal Officer, Secretary
700 S. Flower Street, 15th Floor
Los Angeles, California 90017
April 24, 2026

HOW TO VOTE

INTERNET
To vote before the meeting, visit www.proxyvote.com.
To vote at the meeting, visit www.virtualshareholdermeeting.
com/CCSI2026
You will need the control number printed
on your Notice, proxy card or voting instruction form.
TELEPHONE Dial toll-free (1-800-690-6903) or the telephone number on your voting instruction form. You will need the control number printed on your Notice, proxy card or voting instruction form.	MAIL If you received a paper copy of a proxy card by mail Mark, sign, date and promptly mail the proxy card in the postage-paid envelope	QR CODE Scan this QR code to vote. You will need the control number printed on your notice, proxy card or voting instruction form. with your mobile device

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2026
The notice, proxy statement, and 2025 Annual Report on Form 10-K are available at www.proxyvote.com.

FORWARD-LOOKING STATEMENTS AND WEBSITE REFERENCES

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2025 Annual Report on Form 10-K. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.
Unless the context otherwise requires, references in this proxy statement to “Consensus,” “we,” “us,” “our,” “our company” and “the Company” refer to Consensus Cloud Solutions, Inc.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

DATE AND TIME June 10, 2026 at 8:30 a.m. Pacific Time	LOCATION Online at www.virtualshareholdermeeting.com/ CCSI2026	RECORD DATE April 13, 2026

VOTING MATTERS		BOARD’S VOTE RECOMMENDATIONS	FOR FURTHER INFORMATION
PROPOSAL 1	Election of Directors	“FOR” each director nominee	Page 12
PROPOSAL 2	Ratification of Independent Registered Public Accounting Firm	“FOR”	Page 19
PROPOSAL 3	Provide Advisory Vote on the Compensation of our Named Executive Officers	“FOR”	Page 21
PROPOSAL 4	Amendment to the Company’s Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance	“FOR”	Page 33

Company Overview and Business Strategy
Consensus Cloud Solutions, Inc., together with its subsidiaries (“Consensus Cloud Solutions”, “Consensus”, the “Company”, “our”, “us” or “we”), is a provider of secure information delivery services. With our most prominent brand eFax® established over twenty-five years ago, Consensus has now evolved the service platform from pure cloud Fax to efficient and secure information exchange featuring solutions for data extraction, comprehension and transformation, facilitating interoperability and process improvement. Consensus is committed to security and compliance in data exchange, and our scalable Software-as-a-Service (“SaaS”) platform is particularly attractive to regulated industries like healthcare and healthcare technology, public sector, financial services, law, and education. We serve customers ranging from small businesses to large enterprises and the federal government.
Over the past decade, Consensus has increasingly focused on larger commercial customers (“Corporate”) and public sector customers. This shift occurred as enterprise data communication moved toward digitization and cloud-based solutions. Sales to these customers are made through e-commerce and direct interaction with a salesperson, and often involve specific pricing, multiple line subscriptions, API connections, and/or commercial grade security. Sales channels include e-commerce, direct sales and sales through or referred by channel and strategic partners.
Further, our focused strategy on achieving an industry leading security and compliance posture has been a critical driver of growth in our Corporate and healthcare-focused businesses over the past several years and we have strategically invested in people, processes, and tools to this effect. Our key accomplishments include becoming the first Health Information Trust Alliance (“HITRUST”) certified digital cloud fax provider and the first Federal Risk and Authorization Management Program (“FedRAMP”) authorized cloud fax provider. These efforts have made it possible for us to service the Public Sector and other heavily regulated industries.
Our Products and Solutions
Corporate Solutions:
eFax Corporate®: eFax Corporate® is a global online faxing service with customers worldwide. It provides digital cloud fax technology, enabling users to send, receive and manage faxes digitally through multiple user interfaces or seamlessly integrated in their application through a robust API. In addition to eFax Corporate®, we offer corporate fax services under a variety of brands, including but not limited to MyFax®, Sfax®, and SRFax®.
ECFax®: ECFax® is comparable to eFax Corporate® in its features and use cases but is specifically developed for use by public sector customers with extremely high security demands. ECFax® is a SaaS offering authorized at the FedRAMP High Impact level operating in a government cloud environment.

eFax UniteTM: eFax UniteTM is a single platform that allows the user to choose between several protocols to send and receive healthcare information in an environment that can integrate into an existing electronic health record (“EHR”) system or stand-alone if no EHR is present.
jSign®: jSign® provides electronic signature and digital signature solutions to businesses, offering document markup and end-user signing services via mobile-aware web application and enterprise API.
eFax Conductor: eFax Conductor is a robust interface engine and complete interoperability platform that provides seamless integration technology supporting the latest standards for connectivity and data formats (API/FHIR, HL7, Direct Secure Messaging, web services, message queues, etc.), addressing a wide range of interoperability challenges from the simple to the extremely complex.
eFax Clarity: Using Natural Language Processing and Artificial Intelligence (“NLP/AI”), the eFax Clarity platform can transform unstructured documents originating in fax transmissions, scans or other technologies into structured actionable data. eFax Clarity’s intelligent data extraction allows data to be sent to the right person, at the right place, at the right time - to accelerate patient treatment across the continuum of care. Additionally, our pre-packaged applications of Clarity – Clarity Clinical Documentation™ and Clarity Prior Authorization™ – tackle specific data extraction challenges in the healthcare industry.
SoHo Fax Solutions
We also cater to individuals and small businesses with predefined subscriptions and e-commerce convenience through our small office/home office (“SoHo”) online brands, including but not limited to eFax®, our global online faxing servicing customers worldwide, jSign®, MyFax®, SFax®, MetroFax®, SRFax® and multiple others.
Our Strengths
Building on our position as a global provider of internet fax solutions from individuals to enterprises and across industries, Consensus is well positioned to capitalize on shifts in how we share private documents and information. We believe that our key strengths and competitive advantages include:
•
Differentiated Product Offering Based on Scalable SaaS Platform. Our scalable and highly customizable technology infrastructure supports the transmission of a large number of documents each year. Due to our scale and capabilities, we have differentiated visibility into the trends that affect the way our customers transmit, store and manage information.

•
Robust Security and Compliance Program. Our extensive focus on security and compliance is a significant and unique enabler in our effort to service customers in heavily regulated industries with sensitive and mission-critical communications requirements, such as the Public Sector and those in Healthcare, Financial Services, Legal, and Manufacturing.

•
Position in the Growing Enterprise Cloud Fax Market. We believe our status in the enterprise cloud fax space provides Consensus with an opportunity for organic growth and the potential to explore acquisitions that are value accretive and enhance our scale and geographic diversity.

•
Positioned to Support Healthcare Interoperability. Because fax remains a ubiquitous electronic document exchange protocol for highly sensitive and legally binding documents, Consensus is in the healthcare communication ecosystem and our goal is to build on that foundation to become a participant in the larger healthcare interoperability solutions space.

•
Recurring Revenue Stream. Our revenues consist of monthly recurring subscription and usage-based fees, with monthly recurring subscription revenue representing approximately 67% of our total subscription revenue for 2025. Our cancellation rates have remained relatively steady over time, and we expect this trend to continue into the future given that many of the services we provide are critical to our customers’ business operations.

•
Global and Diversified Customer Base. Our customers are located globally across five continents. We believe that our product-line and geographic diversity, combined with our lack of customer concentration, will help us mitigate the effects of isolated downturns in various end markets.

•
Operational Efficiency and Capital Discipline. The recurring nature of our revenue, combined with high operational efficiency, results in predictable and attractive margins and free cash flow generation. As we evaluate growth investments and expansion into new verticals, we will measure against metrics and parameters that promote efficient and prudent use of capital to generate sustained shareholder value.

•
Proven and Experienced Management Team. Our experienced management team has a highly successful track record with regard to both business performance among its industry peer group, growing new business lines and identifying and integrating strategic acquisitions.

Our Strategy
Our strategy focuses on generating attractive organic growth, achieving solid margins and free cash flow generation, pursuing value-accretive acquisitions and delivering high value to our shareholders. Our strategy includes:
•	Continuing to grow in Corporate secure information exchange;
•	Providing healthcare interoperability solutions;
•	Optimizing eCommerce (SoHo) revenue streams;
•	Leveraging our technology to enter new markets (e.g., government);
•	Positioning the business for sustained growth through continued focus on profitability and cash flow generation;
•	Focused investments in our products and capabilities; and
•	Complementing organic growth investments with targeted acquisitions.
On October 7, 2021, we completed a spin-off from our former parent company, J2 Global, Inc. (now known as “Ziff Davis, Inc.”). We refer to this transaction, which resulted in the separation of Consensus and Ziff Davis into two separate publicly traded companies, as the “Separation” or “Spin-Off”.

Directors
The following provides summary information about each director (including the director nominees):

NAME AND OCCUPATION	AGE	OTHER PUBLIC BOARDS	COMMITTEE MEMBERSHIPS
			AC	CC	ESG	EXE
DOUGLAS BECH Chairman and Chief Executive Officer, Raintree Resorts International	80	1
ELAINE HEALY + Co-Founder and CEO of NexGen Venture Partners, LLC	63	2
STEPHEN ROSS + Former EVP – Recreational Enterprises, Warner Bros Entertainment, Inc.	78	0
NATHANIEL (NATE) SIMMONS President, Cybersecurity and Martech Division, Ziff Davis, Inc.	49	0
PAMELA SUTTON-WALLACE President, Yale-New Haven Health	56	0
SCOTT TURICCHI Chief Executive Officer (CEO) of Consensus Cloud Solutions, Inc.	62	0

AC – Audit Committee CC – Compensation Committee ESG – Environmental, Social and Corporate Governance Committee EXE – Executive Committee
Independent
Chairman of the Board of Directors

Chair
Member
+Audit Committee Financial Expert

Board Snapshot - Skills & Experience
The following chart shows how certain relevant and important skills, experience, and other criteria, are currently represented on our board. This chart is not intended to be an exhaustive list for each director, but instead intentionally focuses on the primary skill sets each director contributes. We believe the combination of the skills and qualifications shown below demonstrates how our board is well-positioned to provide effective oversight and strategic advice to our management.

Board Skills and Experience Matrix
Total Number of Directors	6
Prior Board Experience	6
Financial Expert - CPA or CFO	2
Financially Literate - Accounting or Related Financial Management (except as reported above)	5
Operations	5
Cybersecurity	1
Executive / CEO	6
Human Resources / Compensation	4
Safety / Health / Environment	1
Legal / Regulatory / Government	3

Corporate Governance Highlights
•	Independent Chairman of the Board
•	Supermajority of independent directors
•	Majority vote for directors in uncontested elections
•	Annual election of directors
•	Key committee memberships limited to independent directors
•	Annual Board and committee self-evaluations
•	No poison pill
•	Active Board oversight of strategy, risk management, and environmental, social and governance matters
•	Robust overboarding policies
•	Hedging/pledging prohibited

CORPORATE GOVERNANCE
Director Independence
Our board of directors (the “Board”) has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information provided by each director, our Board has determined that none of our directors, with the exception of Scott Turicchi, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and, accordingly, that Douglas Bech, Elaine Healy, Stephen Ross, Nathaniel Simmons, and Pamela Sutton-Wallace are each independent under applicable Nasdaq rules. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Leadership Structure
The Board annually reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. The Board believes that it is in the best interests of the Company and its stockholders to separate the Chairman of the Board and Chief Executive Officer roles and for our Chairman to be independent. Currently, Mr. Bech serves as our independent Chairman of the Board. The Board believes Mr. Bech is well suited to serve as independent Chairman of the Board given his significant managerial, operational and global experience. As a result of his broad -based and relevant experience, as well as his deep knowledge of our business, Mr. Bech is well positioned to carry out the responsibilities of the independent Chairman of the Board and provide constructive, independent, and informed guidance and oversight to management. Our Board believes that our current structure, with an independent Chairman who is well-versed in the needs of a complex business and has strong, well-defined governance duties, gives our Board a strong leadership and corporate governance structure that best serves the needs of Consensus and its stockholders. The Board will continue to evaluate its leadership structure on an ongoing basis and may make changes as appropriate to Consensus and its future needs.
Director Nominations
In accordance with its charter, the Environmental, Social and Corporate Governance Committee (“ESG Committee”) determines the qualifications, qualities, skills, and other expertise required to be a director and recommends to the Board criteria to be considered in selecting nominees for directors. Our Board generally expects directors to possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders and that directors should also have an inquisitive mind, an objective perspective, practical wisdom, and mature judgment. Additionally, we believe diversity of thought and skill in the boardroom helps the Board better oversee Consensus’s management and provide strategic advice. The ESG Committee evaluates the composition of our Board annually to assess whether the skills, experience, characteristics and other criteria established by our Board are currently represented on our board as a whole, and in individual directors, and to assess the criteria that may be needed in the future in light of the Company’s anticipated needs. The ESG Committee reviews the qualifications of director candidates and incumbent directors in light of the criteria established by our Board and recommends appropriate candidates to our Board for election by the Company’s stockholders at the applicable annual meeting. The Board will assess its effectiveness in this regard as part of the Board’s annual self-evaluation process.
The ESG Committee reviews the qualifications of director candidates and incumbent directors in light of the criteria established by the Board, and any stockholder recommendations for directors are evaluated in the same manner as other candidates considered by the ESG Committee. Stockholders who wish to nominate a director for election to our Board should follow the procedures described under the “Submission of Stockholder Proposals for the 2027 Annual Meeting” heading.
Board Committees
Our Board has four standing committees: an Audit Committee, a Compensation Committee, an ESG Committee, and an Executive Committee.
In accordance with our Corporate Governance Principles, the independent directors meet in an executive session without management present on a regularly scheduled basis. Mr. Bech, as our independent Chairman, presides at these executive sessions.
From January 1, 2025 to December 31, 2025, the Board held five meetings, in addition to four meetings of the Audit Committee, five meetings of the Compensation Committee, four meetings of the ESG Committee and three meetings of the Executive Committee. All incumbent directors attended all of the meetings of the Board and committees on which they served during 2025.
Directors are encouraged to attend the annual meeting of stockholders absent unusual circumstances. All 6 of our incumbent directors attended our 2025 Annual Meeting of Stockholders.

AUDIT COMMITTEE
MEMBERS Elaine Healy (Chair) Stephen Ross Pamela Sutton- Wallace
PRINCIPAL RESPONSIBILITIES:
The primary role of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. Management of the Company is responsible for preparing the Company’s financial statements, determining that they are complete, accurate, and in accordance with generally accepted accounting principles, and establishing satisfactory disclosure controls and internal control over financial reporting. The independent auditor is responsible for auditing the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting.

We have adopted a committee charter that details the principal functions of the Audit Committee, including:

•
appointing, overseeing the work of, evaluating, compensating and retaining the independent registered public accounting firm and discussing with the independent registered public accounting firm its relationships with the Company and its independence;
•
reviewing financial statements and discussing the scope and results of the independent audit and quarterly reviews with the independent registered public accounting firm;
•
reviewing the adequacy and effectiveness of our disclosure controls and procedures and developing procedures for employees to submit concerns anonymously regarding accounting, internal accounting controls, auditing and federal securities law matters;
•
reviewing our policies on risk assessment and risk management, including risks related to our financial statements and financial reporting processes, information technology, cybersecurity and any other compliance or governance requirements deemed material;
•
reviewing related party transactions; and
•
approving in advance all audit and permissible non-audit services and fees, to be performed by the independent registered public accounting firm.

Under the Nasdaq listing rules and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Elaine Healy, Stephen Ross and Pamela Sutton-Wallace qualify as an “independent” director for purposes of the SEC and Nasdaq independence rules that are applicable to audit committee members. Each member of the Audit Committee is financially literate, and our Board has determined that each of Ms. Healy and Mr. Ross qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

The Audit Committee has established and oversees procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. The Audit Committee has the authority to retain counsel and other advisers as it determines necessary to fulfill its duties and responsibilities.

COMPENSATION COMMITTEE
MEMBERS Stephen Ross (Chair) Douglas Bech Elaine Healy
PRINCIPAL RESPONSIBILITIES:
The primary role of the Compensation Committee is to assist the Board with the oversight of executive compensation.

We have adopted a committee charter that details the principal functions of the Compensation Committee, including:

•
reviewing the competitiveness of our executive compensation programs with respect to (i) the attraction and retention of executive officers, (ii) the motivation of executive officers to achieve our business objectives, and (iii) the alignment of interests of executive officers with the long-term interests of stockholders;
•
annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluating their performance against these goals and objectives, and, based on this evaluation, recommending to the Board the compensation for the CEO and other executive officers;
•
administering and making recommendations to the Board with respect to the Company’s cash-based incentive compensation and equity-based compensation plans that are subject to Board approval; and
•
reviewing and discussing with the Board and senior executives plans for officer development for all senior executives, including the Chief Executive Officer.

Each of Stephen Ross, Douglas Bech and Elaine Healy qualifies as an “independent” director for purposes of the SEC and Nasdaq independence rules that are applicable to compensation committee members.

The Compensation Committee has the authority, in its sole discretion, to retain a compensation consultant, legal counsel or other advisers, and is directly responsible for the compensation, retention terms and overseeing the work of any such advisers.

The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) since October 2021 to serve as the compensation consultant for the Compensation Committee and to provide annual advice in connection with the Company’s compensation program for directors and executive officers. FW Cook did not provide any other services to the Company or management, and FW Cook only received fees from the Company for the services it provided to the Compensation Committee. The Compensation Committee evaluated FW Cook’s independence under the applicable Nasdaq and SEC standards and concluded that FW Cook was independent of the Company and that its services raised no conflicts of interest.

ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE COMMITTEE
MEMBERS Pamela Sutton-Wallace (Chair) Douglas Bech Nathaniel (Nate) Simmons
PRINCIPAL RESPONSIBILITIES:
The primary role of the ESG Committee is to assist the Board with oversight of the director nominations process, the Company’s corporate governance and the Company’s policies, procedures and other actions that support the Company’s ongoing commitment to inclusion and environmentally sustainable practices.

We have adopted a committee charter, which details the purpose and responsibilities of the ESG Committee, including:

•
identifying, evaluating, and selecting, or making recommendations to our Board regarding, nominees for election to our Board;
•
overseeing the evaluation of the Board and its committees;
•
considering and making recommendations to our Board regarding the composition of our Board and its Committees;
•
overseeing and making recommendations to the Board regarding sustainability matters relevant to the Company’s business, including policies, activities and opportunities; and
•
developing and making recommendations to our Board regarding the Company’s corporate governance principles and matters.

The ESG Committee comprises at least three directors and each director meets the Nasdaq independence requirements.

The ESG Committee has the authority to retain counsel and other advisers as it determines necessary to fulfill its duties and responsibilities, including search firms to be used to identify director candidates. The ESG Committee is responsible for setting the compensation and retention terms and overseeing the work of any director search firm, outside legal counsel or any other advisors.

EXECUTIVE COMMITTEE
MEMBERS Douglas Bech (Chair) Elaine Healy Scott Turicchi
PRINCIPAL RESPONSIBILITIES:
The primary role of the Executive Committee is to act on behalf of the Board when the Board is not in session, to the extent permitted by applicable law and the Company bylaws.

We have adopted a committee charter, which details the limited purpose and responsibilities of the Executive Committee as stated above.

The Executive Committee comprises at least three directors.

The Executive Committee has the authority to retain counsel and other advisers as it determines necessary to fulfill its duties and responsibilities and is directly responsible for the compensation, retention terms and overseeing the work of any such advisers.

Risk Oversight
A core responsibility of the Board is to understand the principal risks associated with the Company’s business on an ongoing basis, and oversee the key risk decisions of management, which includes comprehending the appropriate balance between risks and rewards. While the Audit Committee has primary responsibility for risk oversight, both the Audit Committee and the Board are actively involved in risk oversight and both receive reports on our risk management activities from our executive management team on a regular basis. Members of both the Audit Committee and the Board also engage in periodic discussions with members of management as they deem appropriate to review and address the proper management of the Company’s risks. In addition, each committee of the Board considers risks associated with its respective area of responsibility.

Communications with Directors
Stockholders and other interested parties may contact the Board by mailing correspondence “c/o Corporate Secretary” to the Company’s principal offices at 700 S. Flower Street, 15th Floor, Los Angeles, California 90017. Correspondence will be forwarded to the relevant director, except that the Corporate Secretary reserves the right not to forward advertisements or solicitations, customer complaints, obscene or offensive items, communications unrelated to the Company’s affairs, business or governance, or otherwise inappropriate materials.
Governance Documents
The Audit Committee, Compensation Committee, ESG Committee, and Executive Committee each operate pursuant to written charters adopted by the Board. These charters, along with the Corporate Governance Principles and the Code of Conduct and Ethics, are available at the Company’s website. To access these documents from the Company’s website, go to https://investor.consensus.com/board-esg/ governance-documents.
Business Ethics
Our Board adopted a Code of Business Conduct and Ethics relating to the conduct of our business by all of our employees, executive officers (including our principal executive officer and principal financial officer/principal accounting officer (or persons performing similar functions)) and directors. This code satisfies the requirement that we have a “code of conduct” under the Nasdaq and SEC rules and is available on our website at https://investor.consensus.com/board-esg/governance-documents. All global employees go through an annual training schedule which includes specific training on Code of Business Conduct and Ethics as well as Anti-Corruption and Bribery. To the extent required under the Nasdaq listing rules and SEC rules, we intend to disclose future amendments to certain provisions of this code, or waivers of such provisions, applicable to any of our executive officers or directors, on our website identified above.
Additionally, all global employees receive and acknowledge various policies including our Insider Trading Policy and Whistleblower Policy in their Employee Handbook. The Company has established mechanisms for reporting ethical concerns and alleged misconduct, including complaints and concerns about accounting, internal accounting controls and auditing matters. The Company’s Whistleblower Policy and related documents are made available on its public website, internal platforms, and the Employee Handbook.
Insider Trading Policy
We have adopted an insider trading policy that covers the purchase, sale and/or other dispositions of our securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. A copy of our insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.
Hedging Policy
The Compensation Committee has adopted a policy prohibiting all employees, including executive officers, and directors from engaging in any form of hedging transaction involving the securities of the Company. The policy addresses short sales and transactions involving publicly traded options and also prohibits such individuals from holding our securities in margin accounts and from pledging our securities as collateral for loans. We believe that these policies further align our executives’ interests with those of our stockholders.
Related Person Transaction Policy
We have adopted a Related Party Transaction Policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Audit Committee or other independent body of our Board of Directors. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee is to consider, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Related Party Transactions
In connection with the Separation, Consensus and Ziff Davis entered into a separation and distribution agreement, as well as various other agreements to provide a framework for our relationship with Ziff Davis after the Separation, such as a transition services agreement, a tax matters agreement, an employee matters agreement, an intellectual property license agreement and a stockholder and registration rights agreement. These agreements provide for the allocation between Consensus and Ziff Davis of assets, employees, liabilities and obligations (including investments, property and employee benefits and tax-related assets and liabilities) associated with the Cloud Fax business and govern certain relationships between Consensus and Ziff Davis after the Separation. For additional details regarding these agreements see Exhibit 99.1 to Amendment No. 3 to the Company’s Registration Statement on Form 10 as filed with the SEC on September 21, 2021.

Director Compensation
Our non-employee directors are eligible to receive cash compensation for their service on the Board in the form of cash retainers, including an annual cash retainer and additional cash retainers for service as Chair of the Board or of a Board committee. The cash component of the non-employee director compensation program is reviewed on an annual basis and provides for:

Position	Retainer ($)
Annual Cash Retainer	$50,000
Chair of the Board Annual Cash Retainer	$50,000
Committee Chair Cash Retainers
Audit Committee	$30,000
Compensation Committee	$20,000
ESG Committee	$20,000
Our non-employee directors will also receive annual grants of restricted stock units with an aggregate grant date value of $200,000 (which fully vest on the first anniversary of the date of grant).
Our directors will be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Our directors are also entitled to the protection provided by the indemnification provisions in our bylaws. Our Board may revise the compensation arrangements for our directors from time to time.
The table below describes the compensation provided to our non-executive directors in fiscal 2025. Mr. Turicchi, our Chief Executive Officer, does not receive additional compensation for his service on the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Douglas Bech	100,000	200,004	300,004
Elaine Healy	80,000	200,004	280,004
Stephen Ross	70,000	200,004	270,004
Nathaniel (Nate) Simmons	50,000	200,004	250,004
Pamela Sutton-Wallace	70,000	200,004	270,004
(1)
These amounts represent the grant date fair value calculated in accordance with FASB ASC Topic No. 718, Compensation – Stock Compensation (“ASC 718”) for restricted stock units granted in 2025, excluding the effect of estimated forfeitures. For additional information regarding the assumptions underlying the value of equity awards, see Notes 2(p) and 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. As of December 31, 2025, each non-employee director held 8,838 unvested restricted stock units.

PROPOSAL 1

Election of Directors
Beginning with this Annual Meeting, every member of our Board is elected annually. The term of all 6 directors expires at the Annual Meeting. Our ESG Committee has recommended, and our Board has approved, Douglas Bech, Elaine Healy, Stephen Ross, Nathaniel Simmons, Pamela Sutton-Wallace, and Scott Turicchi as nominees for election as directors at the Annual Meeting. Nathaniel Simmons and Douglas Bech were previously elected by stockholders at the 2025 Annual Meeting of Stockholders, Pamela Sutton-Wallace and Scott Turicchi were previously elected by stockholders at the 2024 Annual Meeting of Stockholders, and Stephen Ross and Elaine Healy were previously elected by stockholders at the 2023 Annual Meeting of Stockholders. If elected at the Annual Meeting, each nominee will serve until the 2027 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified, or, if sooner, until his or her earlier death, resignation, retirement, disqualification or removal.
Each of the nominees has consented to serve as a director, if elected, and all of the nominees are currently directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. If any nominee becomes unable or unwilling to stand for election as a director, proxies will be voted for any substitute as designated by the Board, or alternatively, the Board may reduce the size of the Board.

Our Board recommends a vote “FOR” the election of each nominee.

Director Nominees
For each of the six director nominees standing for election, the following describes certain biographical information and the specific experience, qualifications, attributes or skills that qualify them to serve as our directors and, as applicable, the Board committees on which they serve.
Nominees for Election to a One-Year Term Expiring at the 2026 Annual Meeting of Stockholders

Douglas Bech CHAIRMAN OF THE BOARD AND DIRECTOR SINCE: 2021
COMMITTEES • Compensation • Environmental, Social and Corporate Governance • Executive	OTHER PUBLIC COMPANY BOARDS • Create Media & Community

BACKGROUND
Douglas Y. Bech (age 80) has served as a director of Consensus Cloud Solutions Inc. since October 2021. He previously served as a director for J2 Global Inc., the former parent company of Consensus Cloud Solutions, Inc., from November 2000 - October 2021. From August 1988 through November 2000, he served as a director of eFax.com, a company J2 Global, Inc. acquired in November 2000. Since August 1997, Mr. Bech has served as Chairman and Chief Executive Officer of Raintree Resorts International, a company that owns and operates vacation ownership resorts throughout North America. Mr. Bech practiced securities and corporate finance law from 1970 until 1997. Mr. Bech also served as independent presiding director of HollyFrontier Corporation (now HF Sinclair) from July 2011 to May 2021 and was a director of Frontier Oil Corporation from May 1993 until it merged with Holly Corporation in July 2011. Mr. Bech has also been serving as an independent director of Creative Media & Community Trust since March 2014. Mr. Bech’s previous work as a securities and corporate finance lawyer, as a director of other public companies and his current experience as a chief executive officer of a private enterprise engaged in hospitality, resort management services, and sales and marketing in three different countries, provide expertise on corporate governance and a unique perspective to the Board of Directors.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Elaine Healy DIRECTOR SINCE: 2021
COMMITTEES • Audit (Chair) • Compensation • Executive	OTHER PUBLIC COMPANY BOARDS • OFS Capital Corp. • Hancock Park Corporate Income

BACKGROUND
Elaine Healy (age 63) has served as a director of Consensus since October 2021 and is chair of the Audit Committee. Ms. Healy is Co-Founder and CEO of NexGen Venture Partners, LLC, dba Aura, a provider of wireless infrastructure technology. Prior to co-founding NexGen, Ms. Healy was Co-Founder, President and Chief Operating Officer of Accel Networks, LLC, a fixed wireless broadband service provider featuring patented technology founded in November 2002 and acquired in June 2015.

Prior to becoming an entrepreneur in 2002, Ms. Healy spent 18 years as a private equity manager during which time she gained a broad background investing in operating companies ranging from start-ups to emerging growth to publicly traded entities and serving as a director of companies in a wide range of industries. Ms. Healy is currently Chair of the Audit Committees and Lead Director for OFS Capital Corp, and Hancock Park Corporate Income.

Ms. Healy’s background has enabled her to cultivate an enhanced understanding of operations and strategy with an added layer of risk management. Ms. Healy graduated from Florida State University in 1984 with a Bachelor of Science in Finance.

Stephen Ross DIRECTOR SINCE: 2021
COMMITTEES • Audit • Compensation (Chair)

BACKGROUND
Stephen Ross (age 78) has served as a director of Consensus since September 2021. Mr. Ross served as a director of J2 Global Inc. from July 2007 through October 2021. From 1989 to August 31, 2017, he served in various positions with Warner Bros Entertainment, Inc., a broad-based entertainment company (“WBE”). His last position with WBE was Executive Vice President – Recreational Enterprises. Until 2009, Mr. Ross also served as a director of Grill Concepts, Inc., a restaurant company. Mr. Ross’ more than 20 years of broad experience with one of the world’s premier entertainment companies provides the Board a unique perspective.

Nathaniel Simmons DIRECTOR SINCE: 2021
COMMITTEES • Environmental, Social and Governance

BACKGROUND
Nathaniel (Nate) Simmons (age 49) has served as a director of Consensus since October 2021. Mr. Simmons has served as President of the Cybersecurity and Martech division (formerly the Cloud Services division) at Ziff Davis, Inc. (formerly J2 Global, Inc.) since September 2019. Before joining Ziff Davis, Mr. Simmons was Senior Vice President and Chief Operating Officer of Norton LifeLock, the Consumer Division of Symantec Corp, from 2017-2019. He also served as Norton’s Senior Vice President and Chief Marketing Officer from 2015-2017. Prior to Symantec, Mr. Simmons was Senior Vice President of Consumer Marketing at Time Inc., where he held a variety of leadership positions. Mr. Simmons began his career as a consultant at McKinsey & Company. Mr. Simmons’s extensive experience in subscription-based technology businesses and familiarity with the Historical Consensus business provides valuable insight to the Board.

Pamela Sutton-Wallace DIRECTOR SINCE: 2021
COMMITTEES • Audit • Environmental, Social and Corporate Governance (Chair)

BACKGROUND
Pamela Sutton-Wallace (age 56) has served as a director of Consensus since October 2021. Ms. Sutton-Wallace served as a director of J2 Global, Inc. from October 2020 through October 2021. Since February 2024, Ms. Sutton-Wallace serves as President of Yale-New Haven Health (YNHH), where she began working in July 2022 as the Chief Operating Officer. Prior to her appointment at YNHH, Ms. Sutton-Wallace served as Group Senior Vice President of New York Presbyterian (NYP) Weill Cornell Division from May 2021 to July 2022, and served as Senior Vice President and Regional Chief Operating Officer at New York Presbyterian (NYP) from November 2019 to April 2021. Prior to her appointment at NYP, Ms. Sutton-Wallace served as the Chief Executive Officer for the University of Virginia (UVA) Medical Center in Charlottesville, Virginia from 2014 through 2019. Prior to that, Ms. Sutton-Wallace served as Senior Vice President of Hospital Operations at Duke University Hospital, where she also held several leadership positions across the Duke University Health System over a 17-year time span. Ms. Sutton-Wallace has held positions in the pharmaceutical and insurance industries at Pfizer and Blue Cross & Blue Shield of North Carolina, respectively. She received her undergraduate degree in Political Science and African-American Studies from Washington University in St. Louis, MO. She later graduated from Yale University with a Master of Public Health (MPH) degree. With her 27 years of healthcare experience at some of the world’s most renowned health systems, Ms. Sutton-Wallace brings valuable expertise and perspective to the Board.

Scott Turicchi CHIEF EXECUTIVE OFFICER AND DIRECTOR SINCE: 2021
COMMITTEES • Executive

BACKGROUND
Scott Turicchi (age 62) was appointed as a director of Consensus in September 2021 and the Chief Executive Officer in October 2021. He also served as Consensus’s Interim Chief Financial Officer from October 2021 through January 2022. Prior to joining Consensus, Mr. Turicchi held various positions at J2 Global Inc. from March 2000 - October 2021, including serving as the President and Chief Financial Officer from August 2014 to October 2021. Mr. Turicchi also served as a member of the J2 Global, Inc. Board of Directors from 1998 through 2000. From 1990 to 2000, he was with Donaldson, Lufkin & Jenrette Securities Corporation’s investment banking department, holding various positions, including Managing Director. Mr. Turicchi is a member of the Board of Directors of Greenhills Software, Inc., a privately held company that develops real-time operating systems. He is Chairman of the Board of Governors of Thomas Aquinas College. Mr. Turicchi also serves as a Chair of the Board’s Finance and Facilities Committee for the Lumen Christi Institute and is a board member of Sanctuary of Culture. Mr. Turicchi’s extensive management experience and familiarity with the company provides valuable insight to the Board.

ENVIRONMENTAL SUSTAINABILITY
Consensus is a cloud solution-based business and our direct operations generate relatively light greenhouse gas emissions. Nonetheless, we strive further to create a climate friendly culture at our headquarters in downtown Los Angeles (“HQ”). We are mindful of our carbon footprint and strive to make choices to lessen our impact on the environment. Our HQ is within a Leadership Energy Environmental Design (“LEED”) building. LEED, sponsored by the United States Green Building Council (“USGBC”), is a globally recognized symbol of sustainability and the most widely used green building rating system in the world. Further, we are located within walking distance to a primary downtown Los Angeles Metro Center to encourage use of public transportation, which we further emphasize by offering monthly stipends for those employees who elect this method of transportation. Additionally, we continue to evaluate the need for airline travel and encourage virtual meetings whenever possible. We will continue to find ways to be environmentally responsible.
The Company has also transitioned all but 2 of its co-location data centers to the cloud with AWS. Cloud based products offer greater energy efficiency when compared to onsite data centers.
HUMAN CAPITAL MANAGEMENT
The Chief People Officer reports directly to the CEO and partners with the Executive Team and the Board of Directors to focus on the strategic direction necessary to attract qualified candidates on a global scale and develop and retain our current global workforce. As of December 31, 2025, we had 520 employees, with just less than a quarter of the employees located outside of the United States. We are committed to driving strong employee engagement to motivate our highly qualified workforce as we believe their professional development and success is key to our Company’s continued success.
Our Culture
We have a strong enterprise-wide culture that focuses on our core values – strive for excellence, demonstrate empathy, embrace innovation, foster open communication, focus on solutions, and be driven by data as we make decisions, and in turn, deliver solid business results. Our mission is to be the trusted global source for the transformation, enhancement and secure exchange of digital information. Our vision is to deliver life’s essential data when, where and how you need it.
We recognize that each employee’s unique experiences, perspectives and viewpoints add value to our ability to create and deliver the most innovative work environment for our employees and the best possible service to our diverse customers. To this effect, we promote and implement trainings and events to foster a respectful, collaborative, and professional workplace environment where each employee feels they can contribute to the overall success of the Company.
We reinforce our culture and our values by seeking out qualified candidates who align well with our organizational priorities and values. We continue to evolve our programs to meet our colleagues’ health and wellness needs, which we believe are essential to attract and retain employees of the highest caliber, and we offer a competitive benefits package focused on fostering work/life integration.
Employee Compensation & Benefits
Compensation is an important consideration for all of our employees and we strive to pay competitive compensation packages that reflect the success of the business and the individual contributions of each colleague. We are committed to fair pay practices and roles are periodically benchmarked to help inform where adjustments may be needed.
We provide our employees with benefits we believe will optimize the talent critical for our success and promote day to day well-being. Our benefits include comprehensive health insurance coverage covering an average of 85% of health insurance premiums for covered U.S. employees and their families, a 401(k) plan with company matching contributions, an employee stock purchase program, share-based compensation, flexible time off, sick time off, up to 6 weeks of paid pregnancy leave, up to 10 weeks of paid parental leave and 24 hours annually of fully paid volunteer time off.
Talent Pipeline Strategy
We source for evergreen positions within our Technology, Sales and Customer Support families to build a pipeline of qualified candidates as we cultivate relationships with prospective candidates. We have a robust employee referral program, an internal mobility program and continue to source candidates through various specialized groups and programs which provide an opportunity to cultivate networking relationships. We continue to have our hiring managers network and post jobs via multiple social media outlets. We also continue to review job requirements and reach out to qualified candidates within our competitive landscape.
Employee Development
The Company continues to work with employees on their professional development. As part of the onboarding program, there is a 30-60-90 day feedback tool to assist the employee and their manager to determine the milestones necessary for success. The Company invested in a people success platform which includes survey tools, goal setting, manager performance reviews, and self-evaluations. From these semi-annual reviews, employee training programs are developed including employee coaching, manager training, presentation skills training and other skill-based learning tools. Additionally, an Employee Tuition Reimbursement Program encourages ongoing education for our employees to assist in their professional development.

Health and Wellness
Creating a culture where all colleagues feel supported and valued is paramount to our corporate mission. We continue to evolve our programs to meet our colleagues’ health and wellness needs, which we believe is essential to attract and retain employees of the highest caliber, and we offer a competitive benefits package focused on fostering work/life integration.
Wellness resources are provided through our medical carriers - Kaiser Permanente and Cigna, including Ginger, Calm, Happify, Recovery One and Omada. Additionally, we held multiple wellness related seminars, including seminars related to financial wellness, and multiple 401(k) seminars on a variety of topics for our employees. We also launched an internal wellness website focused on employee mental health and we participate annually in a Company-wide wellness challenge.
Community Outreach
The Company provides 24 paid hours per calendar year for our employees to volunteer their time to support their communities. We launched Consensus Cares which is a global volunteer program and aligns initiatives of community outreach. We also coordinate an annual Do Good Challenge to encourage participation in making a difference in our local communities, and in 2025 our employees contributed over 1000 volunteer hours through this challenge.

DATA PRIVACY & CYBERSECURITY
As noted in the Risk Oversight section above, the Company has a Cybersecurity and Governance Council that meets regularly to oversee the Company’s privacy program, cybersecurity risks, risk management, and relevant legislative, regulatory, and technical developments relevant to privacy and data security matters on a global scale. The Company is also engaged with a third-party Data Protection Officer to oversee and ensure compliance with the General Data Protection Regulation (GDPR) and third-party auditors for FedRAMP, HITRUST, ISO 27001, PCI, and SOC 2 Type II, as further detailed below.
The Consensus Cloud Solutions security platform is a key focus of the Company. Our Company’s cybersecurity practices include programs for HIPAA compliance, HITRUST, ISO 27001, PCI, FedRAMP, SOC2, and GDPR.
The Company uses the HITRUST Common Security Framework (CSF), an externally audited solution, to manage its HIPAA compliance. HITRUST has more than 500 different controls to ensure that your system is as secure and protected as possible.
The Federal Risk and Authorization Management Program (“FedRAMP”) has a risk profile standard featuring three levels of security impact: low impact, moderate impact and high impact. FedRAMP high impact has more than 400 different controls. Consensus Cloud Solutions has been certified FedRAMP High for our ECFax offering.
Our systems are SOC 2, Type II certified. There are trust principles that the SOC2 system embodies having to do with data, security, availability, integrity, and confidentiality. All of those trust principles are what we are externally audited on an annual basis and certified.
In addition, the Company is certified for PCI compliance (the payment card industry compliance standards) on an annual basis by an external auditor as a merchant. We’re evaluated at level one because of the size and scope that we operate at, which is the highest of levels.
All Company employees must complete trainings at least annually on various kinds of security threats and best practices including but not limited to trainings on: the Company’s Information Security Policy; Information Security Incident Response Plan; HIPAA, PCI Compliance; GDPR and CCPA; Security Awareness and Incident Response Training covering Social Engineering Phishing (identification and common red flags), Social Media safety best practices, Internet Security best practices, and Incident response training for end-users; and Phishing. In addition, our developers must complete Secure Code / Secure Application Development Training based on OWASP top 10 standards.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm
Deloitte & Touche, LLP (“Deloitte”) has served as the Company’s independent registered public accounting firm since June 2023. Representatives of Deloitte are expected to be present at the Annual Meeting online and will have an opportunity to make a statement if they wish and be available to respond to appropriate questions from stockholders.
We are asking stockholders to ratify the Audit Committee’s selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026. While such ratification is not required, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026, our Audit Committee may reconsider the selection of Deloitte as our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Our Board recommends a vote “FOR” the ratification of the selection by the Audit Committee of Deloitte as our independent registered public accounting firm.

Independent Public Accountant
The following is a summary of fees paid or to be paid to Deloitte for services rendered for the Company in fiscal 2024 and 2025. All such services were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policy” described below.

	FOR THE YEAR ENDED December 31, 2024	FOR THE YEAR ENDED December 31, 2025
Audit Fees(1)	$2,788,600	$2,835,043
Audit-Related Fees(2)	$0	$0
Tax Fees(3)	$17,930	$0
All Other Fees	$0	$0
Total	$2,806,530	$2,835,043
(1)
Audit Fees included amounts billed or to be billed for professional services rendered for the audit of the annual consolidated financial statements and the review of financial statements included in quarterly reports for the applicable year and any statutory audit services for international subsidiaries. Fiscal year 2024 includes fees related to our response to an SEC comment letter.

(2)	Tax Fees, if any, consist of professional services rendered for tax compliance and tax planning for each applicable year.
(3)	All Other Fees, if any, include amounts billed for all other fees not related to the categories presented above.

Pre-Approval Policy
The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, under which the Audit Committee annually reviews and pre-approves the services that are expected to be provided by the outside auditor. Any engagement to provide audit or non-audit services that has not been pre-approved through that process must be specifically pre-approved by the Audit Committee if it is to be provided by the outside auditor. The Audit Committee may delegate its pre-approval responsibilities to one or more subcommittees as the Audit Committee may deem appropriate, provided that any pre-approval of services by such subcommittees pursuant to this delegated authority must be presented to the full Audit Committee at its next scheduled meeting.
Audit Committee Report*
The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.
Submitted by:
Audit Committee of the Board of Directors
Elaine Healy (Chair)
Stephen Ross
Pamela Sutton-Wallace
*
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

PROPOSAL 3

Advisory Vote to Approve Named Executive Officer Compensation
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareholders have the opportunity to cast an annual advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “Say-on-Pay” advisory vote).
After careful consideration, our Board recommends a vote “For” approval of our named executive officer compensation as disclosed in the Compensation Discussion and Analysis, the compensation tables and narrative disclosures that accompany the compensation tables in this Proxy Statement.
As an advisory vote, this proposal is not binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.
Unless the Board modifies its policy on the frequency of holding Say-on-Pay advisory votes, the next Say-on-Pay advisory vote will occur at the 2027 Annual Meeting of Stockholders.

Our Board recommends a vote “FOR” Proposal 3 to approve the compensation of our named executive officers.

EXECUTIVE COMPENSATION
Information About Our Executive Officers
Below is a list of our executive officers and their respective ages and a brief account of the business experience of each of them.

Scott Turicchi, Chief Executive Officer and Director, age 62. Please see “Director Nominees” for information regarding Mr. Turicchi.

Adam Varon, Chief Financial Officer, age 61, has served as our Chief Financial Officer since April 1, 2026. Prior to serving this role, Mr. Varon was the Company’s Senior Vice President of Finance and served in such role since October 7, 2021. Prior to joining the Company, Mr. Varon was the SVP of Finance at J2 Global Inc. for 9 years and previously spent 18 years within the entertainment industry at Capitol Records, Universal Music Group, and News Corp and he started his career in public accounting at Ernst & Young. Mr. Varon is a licensed CPA (non-active) and holds a B.S. in Accounting and Finance from California State University, Northridge.

Vithya Aubee, Chief Legal Officer and Secretary, age 37, has served as our Chief Legal Officer, Secretary, since October 2021. Prior to joining Consensus, Ms. Aubee served in various legal roles at J2 Global, Inc. from May 2016 to October 2021, most recently serving as the Assistant General Counsel from June 2019 to October 2021 where she oversaw legal matters for the J2 Cloud Services division. Prior to working at J2 Global Inc., Ms. Aubee was Commercial Counsel at Broadcom Limited, a global semiconductor and infrastructure software solutions company, supporting Broadcom’s Carrier Access and Set-Top Box business units. Ms. Aubee holds a Bachelor of Science in Clinical Psychology from the University of California, San Diego and a Juris Doctor from the University of California, Irvine School of Law.

Jeffrey Sullivan, Chief Technology Officer, age 61, has served as our Chief Technology Officer since October 2021. He served as Chief Technology Officer of the J2 Global Inc. Cloud Fax business from February 2019 to October 2021. From 2016 to 2019, Mr. Sullivan was Chief Technology Officer for Demandforce (owned by Internet Brands, Inc.) and Vice President of Technology for the Health market segment at Internet Brands, Inc. From 2010 to 2016, Mr. Sullivan was Chief Technology Officer for Minute Menu Systems. He served on the Board of Directors of Minute Menu Systems from 2013 to 2016. From 2007 to 2009, Mr. Sullivan was Chief Information Officer at Think Financial. From 2000 to 2007, he was Chief Technology Officer and then Chief Operating Officer at LoanWeb.com and iHomeowners, Inc. (an INC 500 company). Previously in his career, he held technology and technology leadership positions at Countrywide Home Loans, Digital Arcana, Inc., and the University of Southern California’s Information Sciences Institute. Mr. Sullivan was also a professional writer in the areas of technology and creative writing, with more than 200 published magazine articles and book chapters to his credit. He holds an M.A. in Artificial Intelligence from the University of Pittsburgh and a B.S. in Psychology and Computer Science from the Indiana University of Pennsylvania.

Johnny Hecker, Chief Revenue Officer and Executive Vice President of Operations, age 52, has served as Chief Revenue Officer and Executive Vice President of Operations since January 2024. He oversees the go-to-market and commercial operations for Consensus, including sales, marketing, e-commerce, sales operations and customer care. Prior to joining Consensus, he held a strategic role at Google Cloud, where he successfully operationalized GTM and drove exponential growth on both regional and global scales for the EMEA-North and Central Europe regions. Mr. Hecker has over 20 years of executive experience in SaaS and cloud computing with a deep knowledge in the communication platform business. Prior to joining the Company, he served as Strategy and Sales Operations Lead at Google Germany, a technology company, starting in 2020 and as Chief Revenue Officer of Enterprise at the Company’s former parent company, J2 Global Inc., from 2018 through the end of 2019, initiating the up-market and channel strategy of Consensus. Johnny received his diploma in business from the University of Munich in Germany, building on his education at the McIntire School of Commerce of the University of Virginia and RBC of the College of William and Mary.

Compensation Discussion and Analysis
Introduction
The Compensation Discussion and Analysis provides an overview of the components of our executive compensation program, the purpose of each component, and the decisions made by the Compensation Committee with respect to the 2025 compensation of our named executive officers (“NEOs”). Our NEOs in 2025 were:
•	Scott Turicchi, Chief Executive Officer
•	James Malone, Chief Financial Officer*
•	Vithya Aubee, Chief Legal Officer and Secretary
•	Jeffrey Sullivan, Chief Technology Officer
•	Johnny Hecker, Chief Revenue Officer and Executive Vice President of Operations
*	James Malone stepped down as Chief Financial Officer on April 1, 2026 and was succeeded by Adam Varon.
Role of Compensation Committee and Third-Party Compensation Consultant in Establishing Compensation
The Compensation Committee engaged a third-party compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”) to prepare a competitive analysis and benchmarking of executive compensation programs for the Compensation Committee to consider in establishing and awarding its executive compensation (“FW Cook Executive Pay Benchmarking and Analysis”). Specifically, our Compensation Committee worked with FW Cook to review competitive market data and analysis, including information about current market practices and trends, compensation structures and compensation ranges of a comparison group selected by FW Cook for fiscal 2025 (the “2025 Peer Group”), which has been updated significantly from comparison group selected by FW Cook for 2024. The 2025 Peer Group was comprised of the following companies that have enterprise value, revenues, and EBITDA similar to Consensus and primarily targets a representative group of Healthcare companies and other non-healthcare SaaS based companies consistent with the Company’s 2025 product portfolio and business strategy.

• A10 Networks*	• Agilysys Inc*
• Certara Inc*	• Definitive Healthcare*
• DoubleVerify Holdings Inc*	• EverCommerce Inc*
• Omnicell	• OneSpan
• Evolent Health	• Mitek Systems Inc*
• Progyny Inc*	• RingCentral Inc*
• PowerFleet Inc*

*	Denotes new addition to peer group for 2025.
Based on the FW Cook Executive Pay Benchmarking and Analysis and the 2025 Peer Group, the Compensation Committee established the base salary, target bonus, and stock award detailed below for our NEOs.
Annual Base Salary
Base salary is a customary, fixed element of compensation intended to attract and retain highly skilled executives. When setting the annual base salaries of our NEOs, the Compensation Committee considered the relevant experience and skillset of the NEOs and the FW Cook Executive Pay Benchmarking and Analysis. Base salaries will be evaluated annually for all Company employees, including our executive officers.
Performance Incentive Compensation (“PIC”)
The annual bonus program, also known as the Performance Incentive Compensation (“PIC”), for our NEOs is intended to reward the achievement of strategic deliverables, drive organic revenue growth, minimize expenses and align the interests of our NEOs with the interests of our stockholders. The PIC is earned based on the achievement of goals with respect to two performance metrics: Organic Revenue and Non-GAAP Net Income.
The PIC has been designed with insight from FW Cook and reviewed against the Company’s 2025 Peer Group based on guidance from the Chairman of the Compensation Committee and management. The Organic Revenue and Non-GAAP Net Income targets are reviewed and approved by the Compensation Committee in conjunction with the Board’s approval of the annual budget.
For 2025, 50% of the PIC payout is based on the level of achievement with respect to the Organic Revenue performance metric. Below 95% of target-level achievement, there is no payout. At 95% achievement, the PIC will pay 15% of target payout; this payout accelerates to 100% when the Organic Revenue is achieved at target level. Above 100% achievement, there is linear interpolation between 100%-104% achievement of the target level which pays out between 100%-200%. By way of example, if we achieve 102% of targeted Organic Revenue, payout for this component would be 145%. Organic Revenue is defined as revenues, as calculated on a GAAP basis, exclusive of revenue contribution from acquisitions made within the fiscal year. For 2025, the Organic Revenue target for purposes of the PIC was set at $350,416,000.
For 2025, 50% of the PIC payout is based on the level of achievement with respect to the Non-GAAP Net Income performance metric. Below 90% of target-level achievement, there is no payout; between 90%-110% achievement, there is linear interpolation which pays out up to a maximum of 200% of target. By way of example, if we achieve 102% of targeted Non-GAAP Net Income, payout for this component would be 120%. Non-GAAP Net Income for the purposes of the PIC is defined as revenues less cost of revenues, operating expenses, income taxes, and interest expenses, excluding expenses related to share-based compensation, intercompany related foreign exchange gains or losses, amortization of patents and acquired intangible assets, intra-entity transfers, debt extinguishment gains or losses, and other benefits or costs related to non-routine and other matters. For 2025, the Non-GAAP Net Income target for purposes of the PIC was set at $104,202,000.
The 2025 PIC payment calculation was based on the achievement percentage with respect to the budgeted Organic Revenue and Non-GAAP Net Income for the 2025 fiscal year. Based on the calculations, the payout percentages are as follows:
•	50% Organic Revenue – 2025 achievement was 99.79% overall (within the targeted range of 95% - 104%). Consequently, the payout for Organic Revenue was 95.89%.
•	50% Non-GAAP Net Income - 2025 achievement was 104.95% (within the targeted range of 90%-108.5%). Consequently, the payout for Non-GAAP Net Income was 149.49%.
CEO Long-Term Equity Incentive Compensation
Consistent with the Company’s practice over the past 4 years, Mr. Turicchi did not receive an equity-based award in 2025. In connection with his appointment as Chief Executive Officer of the Company, Mr. Turicchi was awarded an upfront long-term equity award (“Long Term Equity Award”) on December 15, 2021 (“Grant Date”) under the Consensus Cloud Solutions, Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”). It was the Compensation Committee’s intent that when granted, this upfront, Long-Term Equity Award would be the only stock based compensation awarded to Mr. Turicchi over the five years following the Grant Date, or, if later, until the awarded stock units substantially vested. The Compensation Committee, with the assistance of FW Cook, emphasized long-term performance and retention by weighting the compensation of Mr. Turicchi toward long-term equity incentives. Mr. Turicchi received 266,667 performance-based restricted stock units (“PSUs”) and 80,000 time-based restricted stock units (“RSUs”). The RSUs vest over a five-year vesting period, vesting with respect to 25% of the RSU award on the first anniversary of the Grant Date and the remaining 75% of the RSU award ratably over the remaining 4 years, subject to continued employment except as described below. The PSUs vest in one-fifth increments only if the Company’s common stock price remains at or above the following five stock prices for at least 20 trading days in any 25 consecutive trading day period: $62.87, $69.15, $76.07, $83.67, and $92.04; provided that no PSUs may vest before the first anniversary of the Grant Date. The stock price thresholds were based on the compounded annual growth rate in the Company’s common stock price from the date of its initial public offering until the Grant Date, as applied to each of the five successive stock price thresholds. Mr. Turicchi has a total of six years to achieve the performance targets with respect to the PSUs. Any unvested PSUs generally are forfeited upon termination of employment except as described below. The RSUs and PSUs are otherwise subject to the terms and conditions of the 2021 Equity Incentive Plan, and the individual award agreements thereunder corresponding to the awards. Beginning in 2026, the Company moved away from the Long-Term Equity Award arrangement and elected to grant Mr. Turicchi an equity-based award in the form of RSUs and PSUs on an annual basis, consistent with the award philosophy for other NEOs as further described below (“Annual Equity Award”). This annual grant of equity-based compensation was made in February 2026, as opposed to in December 2026 (the five year anniversary of the grant date of the Long-Term Equity Award), to reflect the Company’s decision to move its annual grant cycle to February rather than December, and in consideration of the fact that substantially all of Mr. Turicchi’s RSUs were vested, none of the Company’s PSU awards from 2021 have vested.
Annual Equity Incentive Compensation for Other Executive Officers
Our NEOs (including, beginning in 2026, Mr. Turicchi) and certain other senior managers receive an equity-based award in the form of RSUs and PSUs (each, an “Annual Equity Award”). Unlike the Long-Term Equity Award described above, Annual Equity Awards are not intended to be one-time, large grants; rather they are annual equity incentive grants. The Annual Equity Awards are based on executive compensation benchmarking data provided by FW Cook and each Annual Equity Award is designed and developed in conjunction with the Compensation Committee and is intended to align the interests of our key employees with the interests of our stockholders. Historically, the Annual Equity Awards were granted in November or December of each year. Beginning in 2026, the Annual Equity Awards are granted at the Compensation Committee’s meeting on or around February of each year; the Company did not grant any Annual Equity Awards in 2025 as there was a grant in late 2024 and the next Annual Equity Award grants were made in February 2026. The Annual Equity Award RSUs are intended to support retention and facilitate stock ownership for key employees. The 2026 Annual Equity Award RSUs vest ratably over a three-year vesting period, vesting with respect to one-third of the award on the first anniversary of the grant date and vesting with respect to remaining two-thirds of the award in equal parts every 6 months thereafter, provided that the recipient is still employed by the Company on the applicable vesting date. The purpose of the Annual Equity Award PSUs is for key employees to have a portion of their equity-based compensation conditioned on the Company’s achievement of performance goals. The 2026 Annual Equity Award PSUs vest in accordance with 2 separate performance criteria: 50% of the PSU award will vest ratably over 3 years if the Company achieves between 90-110% of a specific financial metric in fiscal 2026, with earned shares ranging from 0-200% of the PSU award based upon the results of the financial metric and calculated in a linear fashion; the remaining 50% of the PSU award will vest with respect to one-third of such shares at each such time as the average of the closing stock price of a share of the Company’s common stock, calculated over any 20 consecutive trading days, remains at or above certain stock price targets; provided that in each case no PSUs shall vest prior to the first anniversary of the date of grant, whether or not any stock price condition is satisfied prior to such time; and provided, further, that the recipient is still employed by the Company on the applicable vesting date. The recipients have a total of six years to achieve the stock price targets set in the 2026 PSU grant. Any unvested PSUs generally are forfeited upon termination of employment, except in the event of death, disability, or retirement as disclosed below. The Annual Equity Award RSUs and PSUs are otherwise subject to the terms and conditions of the 2021 Equity Incentive Plan, and the individual award agreements thereunder corresponding to the awards.
Other Benefits
Our Company’s NEOs may also participate in the Company’s health, vision, dental, life and disability insurance plans, voluntary life and disability plans, our tax-qualified 401(k) plan with company matching contributions, and other Company benefits to the same extent as all other eligible employees. The Company does not provide any special benefits or perquisites to the Company’s executive officers.
Equity Grant Practices
Beginning in 2026, the Compensation Committee approves the target value of Annual Equity Awards for the Company’s executive officers, including the NEOs, at its meeting on or around February of each year. Historically, Annual Equity Awards were granted for all NEOs, except Mr. Turicchi, in November or December of each year. Accordingly, the Company did not grant any equity-based awards in fiscal 2025 as those grants were awarded in February 2026. In special circumstances, including the hiring or promotion of an individual or where the Compensation

Committee determines it is in the best interest of the Company, the Compensation Committee may approve grants of equity awards at other times. Additionally, employees may enroll to purchase shares of the Company’s common stock under the terms of the Consensus Cloud Solutions, Inc. 2021 Employee Stock Purchase Plan. The Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of any executive compensation awarded during fiscal 2025.
Clawback Policy
The Company maintains the Consensus Cloud Solutions, Inc. Compensation Recoupment (Clawback) Policy (the “Clawback Policy”), which provides that, in the event that the Company is required to prepare an accounting restatement due to the Company’s material non-compliance with any financial reporting requirement under the federal securities laws, the Company will, subject to limited exceptions, recover the amount of any applicable incentive-based compensation received by an executive covered by the Clawback Policy during the applicable recovery period (generally the prior three completed fiscal years) that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements. The Clawback Policy is intended to comply with, and will be administered and interpreted consistent with, the requirements of, Rule 10D-1 under the Exchange Act Rule and applicable Nasdaq listing standards.
Tax and Accounting Considerations
Taxation of “Parachute” Payments and Deferred Compensation: Sections 280G and 4999 of the Internal Revenue Code and the treasury regulations promulgated thereunder provide that executive officers, directors who hold significant equity interests, and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change of control of the Company that exceed certain prescribed limits, and that the Company may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officers, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 during fiscal 2025 and we have not agreed to and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.
Section 409A of the Internal Revenue Code imposes significant additional taxes in the event that an employee executive officer, director or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. We generally have structured our equity awards in a manner intended to be exempt from, or comply with the applicable Section 409A conditions.

Compensation Committee Report
The Compensation Committee has reviewed the Compensation Discussion and Analysis section of this proxy statement and discussed that section with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following members of our Board, who compose the Compensation Committee:
Stephen Ross (Chair)
Douglas Bech
Elaine Healy
Summary Compensation Table
The following table sets forth the compensation earned during fiscal 2025 (January 1, 2025 - December 31, 2025), fiscal 2024 (January 1, 2024 - December 31, 2024) and fiscal 2023 (January 1, 2023 - December 31, 2023) by our NEOs, which includes our principal executive officer, principal financial officer and our three other executive officers that served in such capacities at December 31, 2025.

Name and Principal Position	Year	Base Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Scott Turicchi Chief Executive Officer	2025	750,000	—	1,012,190	38,358	1,800,548
	2024	750,000	—	1,384,188	36,541	2,170,729
	2023	750,000	—	372,529	33,922	1,156,451

Jim Malone Chief Financial Officer	2025	400,000	—	306,724	27,584	734,308
	2024	375,000	2,010,311	377,506	26,377	2,789,194
	2023	375,000	1,233,563	101,599	24,810	1,734,972

Vithya Aubee Chief Legal Officer	2025	380,000	—	294,455	8,334	682,789
	2024	360,000	1,257,165	362,406	8,115	1,987,686
	2023	360,000	781,550	97,535	7,014	1,246,099

Jeffrey Sullivan Chief Technology Officer	2025	400,000	—	306,724	17,805	724,529
	2024	375,000	1,626,923	377,506	18,010	2,397,439
	2023	375,000	973,700	101,599	16,676	1,466,975

Johnny Hecker Chief Revenue Officer and EVP, Operations	2025	400,000	—	306,724	28,410	735,134

(1)	These amounts represent the base salary earned or paid during the applicable fiscal year.
(2)
These amounts represent the grant date fair value for (a) RSUs granted during the applicable fiscal year in accordance with ASC 718, excluding the effect of estimated forfeitures, and (b) PSUs granted during the applicable fiscal year based upon Monte Carlo simulations of the performance conditions in accordance with ASC 718, excluding the effect of estimated forfeitures. The ASC 718 value as of the grant date for stock awards is amortized over the number of months of service required for the grant to become non-forfeitable. There can be no assurance that the ASC 718 amount will ever be realized. For additional information regarding the assumptions underlying the value of equity awards, see Notes 2(p) and 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. The Stock Awards reported above for Mr. Malone are comprised of 75% of RSUs and 25% of PSUs. The Stock Awards reported above in 2024 for Ms. Aubee and Mr. Sullivan are comprised of 50% of RSUs and 50% of PSUs.

(3)	These amounts were earned under the PIC during the applicable fiscal year. For a description of the PIC, see the subsection entitled “Performance Incentive Compensation (“PIC”) above.

(4)	The following table and related footnotes describe each component of the amounts reflected in the column entitled “All Other Compensation” in the Summary Compensation Table:

Name	Year	Insurance Premiums ($)	Company Contributions to 401(k) Plans ($)	Total ($)
Scott Turicchi	2025	32,377(a)	5,981	38,358
Jim Malone	2025	20,757(b)	6,827	27,584
Vithya Aubee	2025	1,334(c)	7,000	8,334
Jeffrey Sullivan	2025	10,805(d)	7,000	17,805
Johnny Hecker	2025	21,410(e)	7,000	28,410

(a)
Consists of $27,357 in medical, dental and vision insurance premium contributions, $3,500 in HSA matching funds, $740 in short-term and long-term disability insurance premium contributions and $780 in life insurance premium contributions for $500,000 in life insurance benefits.

(b)
Consists of $19,703 in medical, dental and vision insurance premium contributions, $740 in short-term and long-term disability insurance premium contributions and $313 in life insurance premium contributions for $200,500 in life insurance benefits.

(c)	Consists of $740 in short-term and long-term disability insurance premium contributions and $594 in life insurance premium contributions for $381,000 in life insurance benefits.
(d)
Consists of $9,439 in medical, dental and vision insurance premium contributions, $740 in short-term and long-term disability insurance premium contributions and $626 in life insurance premium contributions for $401,000 in life insurance benefits.

(e)
Consists of $18,044 in medical, dental and vision insurance premium contributions, $2,000 in HSA matching funds $740 in short-term and long-term disability insurance premium contributions and $626 in life insurance premium contributions for $401,000 in life insurance benefits.

(5)	Mr. Hecker was appointed as our Chief Revenue Officer and EVP, Operations in January 2024 and became an executive officer in 2025.
Grants of Plan Based Awards
The following table summarizes annual cash incentive and equity awards granted to our NEOs in 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards
Name	Award Type	Grant Date	Threshold	Target	Maximum	Grant Date	Number of Share of Stock or Units	Grant Date Fair Value of Stock Awards(2)
Scott Turicchi	PIC	Dec 8, 2025	61,875	825,000	1,650,000	—	—	—
Jim Malone	PIC	Dec 8, 2025	19,500	260,000	520,000	—	—	—
Vithya Aubee	PIC	Dec 8, 2025	18,750	250,000	500,000	—	—	—
Jeffrey Sullivan	PIC	Dec 8, 2025	19,500	260,000	520,000	—	—	—
Johnny Hecker	PIC	Dec 8, 2025	19,500	260,000	520,000	—	—	—
(1)
The Company’s non-equity incentive plan awards under the PIC are based on its achievement of performance goals with respect to Organic Revenue (weighted at 50% for bonus calculation) and Non-GAAP Net Income FY Budget (weighted at 50% for bonus calculation).

(2)	No stock awards were granted to NEOs in 2025.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes stock awards held by our NEOs as of December 31, 2025.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(12)
Scott Turicchi	15,000(1)	327,300	281,301(6)	21,486,298
Jim Malone	66,739(2)	1,456,245	37,125(7)	1,643,804
Vithya Aubee	27,870(3)	608,123	37,046(8)	1,419,680
Jeffrey Sullivan	36,585(4)	798,285	54,067(9)	2,222,207
Johnny Hecker	39,555(5)	863,090	42,789(10)	1,308,874
(1)
Consists of the unvested RSUs with respect to the following RSU awards:(a) 15,000 RSUs, granted by the Company on December 15, 2021 that vest as follows: 25% of the grant on the first anniversary, December 15, 2022, and the remaining 75% of the grant ratably over the remaining four years.

(2)
Consists of the unvested RSUs with respect to the following RSU awards (a) 637 RSUs, remaining from an award granted by the Company on January 10, 2022 that vests ratably over four years, beginning on January 10, 2023; (b) 1,875 RSUs, remaining from an award granted by the Company on November 10, 2022 that vests ratably over four years, beginning on November 10, 2023; (c) 18,750 RSUs, remaining from an award granted by the Company on December 7, 2023 that vests ratably over four years, beginning on December 7, 2024, and (d) 45,477 RSUs, remaining from an award granted by the Company on December 6, 2024 that vests ratably over four years, beginning on December 6, 2025.

(3)
Consists of the unvested RSUs with respect to the following RSU awards (a) 1,146 RSUs remaining from an award granted by the Company on November 10, 2022, that vests ratably over four years, beginning on November 10, 2023; (b) 630 RSUs, remaining from an award granted by the Company on February 22, 2023 that vests ratably over four years, beginning on February 22, 2024; (c) 7,000 RSUs, granted by the Company on December 7, 2023, remaining from an award that vests ratably over four years, beginning on December 7, 2024, and (d) 19,094 RSUs remaining from an award granted by the Company on December 6, 2024 that vests ratably over four years, beginning on December 6, 2025.

(4)
Consists of the unvested RSUs with respect to the following RSU awards: (a) 1,875 RSUs, remaining from an award granted by the Company on November 10, 2022 that vests ratably over four years, beginning on November 10, 2023, (b) 10,000 RSUs, remaining from an award granted by the Company on December 7, 2023 that vests ratably over four years, beginning on December 7, 2024; and (c) 24,710 RSUs, granted by the Company on December 6, 2024 that vests ratably over four years, beginning on December 6, 2025.

(5)
Consists of the unvested RSUs with respect to the following RSU awards (a) 708 RSUs remaining from an award granted by the Company on November 10, 2022 that vests ratably over four years, beginning on November 10, 2023; (b) 1,891 RSUs remaining from an award granted by the Company on February 22, 2023 that vests ratably over four years, beginning on February 22, 2024; (c) 10,000 RSUs remaining from an award granted by the Company on December 7, 2023 that vests ratably over four years, beginning on December 7, 2024, and (d) 26,956 RSUs remaining from an award granted by the Company on December 6, 2024 that vests ratably over four years, beginning on December 6, 2025.

(6)
Consists of (a) 14,634 unvested PSUs, as adjusted for the Spin-Off, converted from a restricted stock award granted on March 3, 2021 by Ziff Davis, that vest based on specified stock price targets of the Company’s common stock; and (b) 266,667 unvested PSUs, granted on December 15, 2021 by the Company that vest based on achievement of specified stock price targets of the Company’s common stock.

(7)
Consists of (a) 5,091 unvested PSUs, granted by the Company on January 10, 2022 that vest based on achievement of specified stock price targets of the Company’s common stock; (b) 7,500 unvested PSUs, granted on November 10, 2022 by the Company that vest based on achievement of specified stock price targets of the Company’s common stock; (c) 9,375 PSUs, granted by the Company on December 7, 2023 that vest based on achievement of specified stock price targets of the Company’s common stock; and (d) 15,159 PSUs, granted by the Company on December 6, 2024 that vest based on achievement of specified stock price targets of the Company’s common stock.

(8)
Consists of (a) 244 unvested PSUs, as adjusted for the Spin-Off, converted from a restricted stock award granted on March 3, 2021 by Ziff Davis, Inc. that vest based on achievement of specified stock price targets of the Company’s common stock; (b) 2,625 unvested PSUs, granted by the Company on December 15, 2021 that vest based on achievement of specified stock price targets of the Company’s common stock; (c) 4,583 PSUs, granted by the Company on November 10, 2022 that vest based on achievement of specified stock price targets of the Company’s common stock; (d) 10,500 unvested PSUs, granted by the Company on December 7, 2023 that vest based on specified stock price targets of the Company’s common stock; and (e) 19,094 unvested PSUs, granted by the Company on December 6, 2024 that vest based on achievement of specified stock price targets of the Company’s common stock.

(9)
Consists of (a) 733 unvested PSUs, as adjusted for the Spin-Off, granted on March 3, 2021 by Ziff Davis, that vest based on achievement of specified stock price targets of the Company’s common stock; (b) 6,124 unvested PSUs, granted on December 15, 2021 by the Company that vest based on achievement of specified stock price targets of the Company’s common stock; (c) 7,500 unvested PSUs, granted by the Company on November 10, 2022 that vest based on achievement of specified stock price targets of the Company’s common stock; (d) 15,000 unvested PSUs, granted by the Company on December 7, 2023 that vest based on achievement of specified stock price targets of the Company’s common stock; and (e) 24,710 PSUs, granted by the Company on December 6, 2024 that vest based on achievement of specified stock price targets of the Company’s common stock.

(10)
Consists of (a) 833 unvested PSUs, granted on November 10, 2022 by the Company that vest based on achievement of specified stock price targets of the Company’s common stock; (b) 15,000 PSUs, granted by the Company on December 7, 2023 that vest based on achievement of specified stock price targets of the Company’s common stock; and (c) 26,956 PSUs, granted by the Company on December 6, 2024 that vest based on achievement of specified stock price targets of the Company’s common stock

(11)	The market value is determined by multiplying the number of shares by $21.82, the closing trading price of Company common stock on the Nasdaq Global Select Market on December 31, 2025.
(12)
This is the cumulative value of all outstanding PSUs, assuming the achievement of all performance conditions at each respective price target. The price targets for unvested grants are as follows: 2021 PSU Grant: $62.87, $69.15, $76.07, $83.67, $92.04 (PEO only); 2022 PSU Grant: $64.50, $69.34, $74.54, $80.13; 2023 PSU Grant: $28.89, $31.06, $33.39; and 2024 PSU Grant: $27.61; $28.99; $30.44.

Option Exercises and Stock Vested Table
The following table summarizes stock awards that vested for our NEOs in 2025; none of our NEOs own stock options.

STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)(2)
Scott Turicchi	31,048	733,455
Jim Malone	35,860	825,192
Vithya Aubee	22,949	537,487
Jeffrey Sullivan	31,491	737,937
Johnny Hecker	29,940	704,489
(1)	The number of shares reported in this column represent the shares acquired before applicable income tax withholdings are applied, for which shares are surrendered back to the Company.
(2)
The values reported in this column represent the number of shares acquired before applicable income taxes are applied, multiplied by the closing price of the Company’s common stock on the vesting date.

Potential Payments Upon Change in Control, Retirement, or Termination
The Company has not entered into change of control or severance arrangements with the NEOs, other than certain equity award special vesting benefits as set forth below:
In the event of a change of control of the Company, all outstanding restrictions on each RSU and PSU awarded under the 2021 Equity Incentive Plan will only lapse in full if the Compensation Committee or the Board of Directors determines that the holder has not been offered substantially identical replacement awards, as the case may be, and a comparable position at the acquiring company.
In the event that a participant’s employment with the Company or its subsidiaries terminates as a result of Retirement (as defined below), death or disability then (a) for all PSUs, the continued employment conditions shall lapse and the PSUs shall be eligible to meet the stock price performance conditions during the 36 months following the termination of employment (after which any unvested PSUs will be forfeited), provided that such 36 month period is subject to and shall not extend beyond the expiration date of the applicable grant, and no restrictions on PSUs shall lapse prior to the date that is the one year anniversary of the date of the PSU award agreement related thereto; and (b) all RSUs will vest in full. For purposes of the preceding sentence, termination of employment is considered to be the result of Retirement if, on the effective date of the termination of employment (the “Termination Date”), (i) the participant has reached the age of 65 on or before the Termination Date and has completed not less than three (3) years of service with the Company and/or its subsidiaries; (ii) the participant has informed the Company and/or its subsidiary of participant’s intent to retire not less than six (6) months before the Termination Date; (iii) and the Termination Date is not less than six (6) months following the date of the RSU or PSU grant. In the event that a participant’s employment with the Company or its subsidiaries terminates for any other reason (including retirement that does not meet the conditions set forth above, voluntary resignation or termination by the Company with or without cause), all RSUs and PSUs will be forfeited. As of December 31, 2025, none of our NEOs provided notice of Retirement.

STOCK AWARD POTENTIAL PAYMENTS UPON TERMINATION DUE TO DEATH OR DISABILITY
NAME	OUTSTANDING RSUs AS OF DEC 31, 2025 (#)	MARKET VALUE OF OUTSTANDING RSUs AS OF DEC 31, 2025 ($)(1)	OUTSTANDING PSUs AS OF DEC 31, 2025 (#)	MARKET OR PAYOUT VALUE OF OUTSTANDING PSUs AS OF DEC 31, 2025 ($)(1)
Scott Turicchi	15,000	327,300	281,301	21,486,298
Jim Malone	66,739	1,456,245	37,125	$,643,804
Vithya Aubee	27,870	608,123	37,046	1,419,680
Jeffrey Sullivan	36,585	798,285	54,067	2,222,207
Johnny Hecker	39,555	863,090	42,789	1,308,874
(1)
The market value is outstanding RSUs is determined by multiplying the number of RSUs by $21.82 the closing trading price of Company common stock on the Nasdaq Global Select Market on December 31, 2025. The market value of outstanding PSUs is determined by multiplying the number of PSUs by their respective stock target price for achievement.

Pay Ratio Disclosure
CEO Total Annual Compensation: $ 1,800,548
Median Employee Annual Total Compensation (excluding CEO): $ 122,500
Ratio of CEO to Median Employee Compensation: 15:1
To determine our median employee’s annual total compensation, the Company created a list of our permanent global employee base as of December 31, 2025 with the income that was reportable to their applicable taxing authority in the jurisdiction in which each such employee was employed for the 2025 calendar year. For example, in the United States, the Company used each employee’s income reflected on Form W-2. The Company annualized the compensation for employees who have been with us for less than the full year and where necessary, converted the currency of all compensation to the United States Dollar using the rate applicable as of December 31, 2025. The Company selected the median employee from that list. The Company then calculated the 2025 annual total compensation of the median employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The 2025 total annual compensation of the Company’s CEO is the amount reported in the “Total” column of the Summary Compensation Table for 2025.
The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay vs. Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

					YEAR END VALUE OF $100 INVESTMENT ON OCTOBER 8, 2021 BASED ON:
YEAR (a)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)(1)(B)	COMPENSATION ACTUALLY PAID TO PEO ($)(2)(c)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs ($)(3)(d)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs ($)(4)(e)	TOTAL SHAREHOLDER RETURN ($)(5)(f)	PEER GROUP TOTAL SHAREHOLDER RETURN ($)(6)(g)	NET INCOME ($)(7)(h)	ORGANIC REVENUE ($)(8)(i)
2025	1,800,548	(261,475)	719,190	470,229	34	30	84,527,000	349,696,000
2024	2,170,729	1,069,417	2,391,440	2,179,268	37	35	89,435,000	350,382,000
2023	1,156,451	(10,937,037)	1,268,847	(845,223)	40	45	77,295,000	362,562,000
2022	948,170	(234,633)	1,213,998	984,259	83	39	72,714,000	362,422,000
2021	17,329,896	25,437,231	6,215,505	6,776,038	89	86	26,905,333	89,036,000
(1)
The dollar amounts reported in column (b) are the amounts reported for Scott Turicchi (the Company’s Chief Executive Officer) for each of the corresponding years in the “Total” column in our Summary Compensation Table. Refer to the “Executive Compensation – Summary Compensation Table”.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Turicchi, as computed in accordance with Item 402(v) of Regulation S-K, and do not reflect the total compensation actually realized or received by Mr. Turicchi. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted in accordance with these rules, as shown below for 2025. Equity values are calculated in accordance with ASC 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Turicchi) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2025, James Malone, Vithya Aubee, Jeffrey Sullivan and Johnny Hecker (ii) for 2024, James Malone, Vithya Aubee, and Jeffrey Sullivan; (iii) for 2023, Vithya Aubee, James Malone, John Nebergall and Jeffrey Sullivan; (iv) for 2022, James Malone, John Nebergall and Jeffrey Sullivan; and (v) for 2021, John Nebergall and Jeffrey Sullivan.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Scott Turicchi), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted in accordance with these rules, as shown below for 2025. Equity values are calculated in accordance with ASC 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

(5)
Total shareholder return is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is October 7, 2021.

(6)
The peer group used for this purpose is the same 2025 Peer Group set forth above under our Compensation Discussion and Analysis. As discussed in further detail in the Compensation Discussion and Analysis, 11 companies were removed from the 2024 peer group set and 10 companies were added. Utilizing the 2024 peer group set, without SecureWorks and Verint Systems (both acquired), the total shareholder return is $95, $72, $67, $78, $65 for fiscal 2025

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year. The 2021 data represents only Q4 2021.
(8)	Organic Revenue is determined as revenues, calculated on a GAAP basis. The 2021 data represents only Q4 2021.

COMPENSATION ACTUALLY PAID TO PEO	2025 ($)
Summary Compensation Table Total	1,800,548
Less, value of “Stock Awards” reported in Summary Compensation Table	0
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	0
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(2,054,673)
Plus (less), change in fair value from prior year end to the vesting date of equity awards granted in prior years that vested in the year	(7,350)
Less, prior year-end fair value for any equity awards forfeited in the year	0
Compensation Actually Paid to Scott Turicchi	(261,475)

AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs	2025 ($)
Average Summary Compensation Table Total	719,190
Less, average value of Stock Awards reported in Summary Compensation Table	0
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	0
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	(242,495)
Plus (less), average change in fair value from prior year to the vesting date of equity awards granted in prior years that vested in the year	(6,466)
Less, prior year-end fair value for any equity awards forfeited in the year	0
Average Compensation Actually Paid to Non-PEO NEOs	470,229

Description of Certain Relationships between Information Presented in the Pay versus Performance Table
As described in more detail in the section entitled “Executive Compensation – Compensation Discussion and Analysis” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Financial Performance Measures
As described in greater detail under the section entitled “Executive Compensation – Compensation Discussion and Analysis” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
1.	Organic Revenue
2.	Net Income
3.	Share Price of Company’s Common Stock

PROPOSAL 4

To approve an amendment and restatement of the Company’s 2021 Stock Incentive Plan.
The Company believes that its equity compensation program has been and will continue to be a necessary incentive and retention tool to recruit and keep top tier talent to the benefit of all the Company’s stockholders. Accordingly, the Company proposes to increase the aggregate number of shares of Common Stock available for grant by 1,510,000 shares, effective immediately upon stockholder approval.

Our Board recommends a vote “FOR” Proposal 4 to amend the Company’s Stock Incentive Plan.

The Company’s 2021 Equity Incentive Plan (the “2021” Plan”) became effective in December 2021. On February 9, 2026, the Board approved the proposed amendment and restatement of the 2021 Plan (the “A&R 2021 Plan”), which would increase the shares of Common Stock available for issuance under the 2021 Plan by 1,510,000 shares. The purposes of the 2021 Plan are to advance the interests of the Company and its stockholders by providing significant incentives to select officers, employees, and consultants of the Company who contribute and are expected to contribute to the success of the Company, and to enhance the interest of such officers and employees in the Company’s success and progress by providing them with an opportunity to become stockholders of the Company. Further, the 2021 Plan is designed to enhance the Company’s ability to attract and retain qualified employees necessary for the success and progress of the Company.
If the A&R 2021 Plan is approved by the stockholders, we intend to file a Form S-8 with the SEC following the annual meeting of stockholders during the second or third quarter that covers the additional shares reserved for issuance under the A&R 2021 Plan.
Reasons for Seeking Stockholder Approval
The Board believes that it is in the best interest of the stockholders and the Company to increase the aggregate number of shares authorized for issuance under the 2021 Plan. We compete with many companies to attract and retain talented employees at all levels, and equity awards are a critical component of our compensation philosophy and our annual compensation structure. Having the ability to grant equity awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units, and other share-based awards, is essential for us to be able to attract, motivate and retain a talented workforce. If we exhaust our remaining share reserve, we will be unable to issue new equity awards, including stock options, performance units, and other types of stock awards, to our new and existing employees, consultants, officers and directors, and this would seriously hamper our ability to provide a competitive pay package to current and prospective employees. Approval of the A&R 2021 Plan will allow us to continue to grant equity awards at levels the Board or Compensation Committee determines to be appropriate in order to attract new employees, consultants and directors, retain our existing employees, consultants and directors and to provide incentives for such persons to exert maximum efforts for our success and ultimately increase stockholder value.
While we recognize that equity awards may have a dilutive impact on existing stockholders, the Board believes that we have managed our existing equity reserves carefully, and that our current level of dilution and “burn rate” is reasonable.
Dilution and Overhang
The Board and our Compensation Committee carefully manage dilution and overhang in the administration of the 2021 Plan and our other equity incentive programs. We generally measure overhang by dividing (i) the sum of the total number of outstanding equity awards and the total number of shares available for future grant under our equity incentive plans, by (ii) the sum of the total shares of common stock outstanding, the sum of the total number of outstanding equity awards and the total number of shares available for future grant under our equity incentive plans. As of March 1, 2026, our overhang was approximately 1.4%, and as a result of the A&R 2021 Plan, our overhang would increase to approximately 2.0%.
The following table sets forth information regarding outstanding equity awards and shares available for future awards under the 2021 Plan (without giving effect to the A&R 2021 Plan).

As of March 1, 2026
Total number of shares of common stock subject to outstanding stock options	0
Weighted-average exercise price of outstanding stock options	0
Weighted-average remaining term of outstanding stock options (years)	0
Total number of shares of common stock subject to outstanding full value awards (assuming achievement of all performance goals)	2,700,125
Total number of shares of common stock available for grant under the 2021 Plan	361,396
Total number of shares of common stock outstanding	18,616,636
Per-share closing price of common stock as reported on Nasdaq Capital Market	$30.08

Historical Burn Rate
We measure annual burn rate based on stock options grant, PSUs earned, and other full value awards granted as a percentage of the weighted average common stock outstanding. Our equity incentive plan share usage over 2023, 2024 and 2025 represented a three-year average burn rate of 4.2%, as described in the table below.

Year	Weighted- Average Common Stock Outstanding	Stock Options Granted	PSUs Earned	PSU Granted	RSUs Granted	Annualized Burn Rate
2023	19,582,460	0	0	122,150	567,218	3.5%
2024	19,286,579	0	0	190,749	809,439	5.2%
2025	19,250,895	0	75,932	15,335	713,155	3.8%
Three-Year Average						4.2%
Governance Best Practices
The A&R 2021 Plan includes several provisions that reflect corporate governance best practices and protect stockholder interests, including:
•
Stockholder Approval Required for Additional Shares: The 2021 Plan does not contain an annual “evergreen” provision. There is a fixed number of shares that can be issued pursuant to the 2021 Plan, and stockholder approval is required to increase this number, which allows our stockholders to have direct input on the size of our equity compensation program.

•
Non-Liberal Change of Control Provisions: Change of control requires the consummation of an actual transaction. Therefore, no vesting acceleration of benefits may occur without an actual change of control transaction occurring.

•
Minimum Vesting Provision: Awards that vest based on either time of service to the Company or the satisfaction of performance goals will not vest earlier than one year from the date of grant, subject to limited exceptions.

•
Aggregate Limit on Awards to Non-Employee Directors. The maximum number of Shares subject to Awards granted during a fiscal year to any non-employee director, taken together with any cash retainer paid to such non-employee director in respect of such fiscal year, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid on any Shares or Awards).

•
Stock Ownership Guidelines: Non-employee directors are expected to acquire and hold during their service on the Board shares of Company common stock equal in value to at least five times the annual Board cash retainer paid to non-employee directors (excluding any retainer paid for service on a Board committee).

Summary of the A&R 2021 Plan
The following summary of the A&R 2021 Plan is qualified in its entirety by reference to the A&R 2021 Plan, a copy of which is attached as Appendix A to this Proxy Statement.
Awards Under the A&R 2021 Plan
The A&R 2021 Plan provides for the grant to eligible employees, consultants, and directors of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares and share units (“PSUs”), and other share-based awards (the “Awards”).
Authorized Shares
The maximum number of shares of common stock available for issuance under the A&R 2021 Plan will be increased by 1,510,000 shares to a total of 1,871,396 shares (which includes shares issued under the 2021 Plan upon settlement or exercise of prior awards). The total number of stock options intended to be an incentive stock option (“ISO”) under Section 422 of the Code will also be increased by 1,510,000 shares. No participant may receive Awards covering more than 1,000,000 shares in any one-year period.
Shares subject to Awards that are forfeited, canceled, or terminated without a distribution of shares to the participant shall again be available under the A&R 2021 Plan. However, in the case of the cancellation or forfeiture of restricted stock or other Awards with respect to which dividends have been paid or accrued, the number of shares with respect to such restricted Stock or other Awards shall not be available for subsequent grants unless, in the case of shares with respect to which dividends were accrued but unpaid, such dividends are also canceled or forfeited.
The shares of Common Stock issuable over the term of the A&R 2021 Plan may consist of authorized but unissued shares, treasury shares, or shares acquired by the Company for A&R 2021 Plan purposes. Each ISO will have an exercise price per share of not less than 100% of the fair market value per share of Common Stock on the date of grant; provided, however, that ISOs granted to participants possessing more than 10% of the combined voting power of all classes of stock of the Company must have an exercise price per share of not less than 110% of the fair market value per share of Common Stock on the date of grant.
Eligibility
Employees, members of the Board, and consultants and other service providers of the Company are eligible to receive Awards under the A&R 2021 Plan. As of March 1, 2026, approximately 523 employees (including 5 officers), 5 non-employee members of the Board, and 0 consultants were eligible to participate in the 2021 Plan.
The A&R 2021 Plan provides that the maximum number of Shares subject to Awards granted during a fiscal year to any non-employee director, taken together with any cash retainer paid to such non-employee director in respect of such fiscal year, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid on any Shares or Awards).

Plan Administration
The A&R 2021 Plan will be administered by our Compensation Committee, or such other Board committee or committees (which may not consist of less than two members of the Board), referred to herein collectively as the “Committee.” The Committee determines which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the amounts, terms and conditions thereof. The Committee has authority to waive conditions relating to an Award or to accelerate vesting of Awards.
The Committee may delegate to other members of the Board or to officers or managers of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine to the extent permitted under Rule 16b-3 and applicable law.
Except for certain anti-dilution adjustments, options and SARs issued under the A&R 2021 Plan will not be amended to lower their exercise price or exchanged for other options or SARs with lower exercise prices, options and SARs with an exercise price in excess of the fair market value of the underlying shares of Common Stock will not be exchanged for cash or other property, and no other action will be taken with respect to options or SARs that would be treated as a repricing under generally accepted accounting principles or the rules of the stock exchange on which the shares of Common Stock are listed.
Awards
ISOs intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the shares of Common Stock on the date of grant, and the term will not be longer than 10 years from the date of grant of the options; however, ISOs granted to certain 10% stockholders will not have an exercise price that is less than 110% of the fair market value of the shares of Common Stock on the date of grant and the term will not exceed five years.
An SAR will entitle the holder thereof to receive, with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price of the SAR set by the Committee as of the date of grant. However, the term will not be longer than 10 years from the date of grant of the SARs. Payment with respect to SARs may be made in cash or shares of Common Stock, as determined by the Committee.
Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances that the Committee shall determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon; however, any dividends will be subject to the same vesting conditions as the underlying restricted shares.
An RSU will entitle the holder thereof to receive shares of Common Stock or cash at the end of a specified deferral period. RSUs will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances that the Committee shall determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below.
Performance shares and performance units will provide for the future issuance of shares of Common Stock or payment of cash, respectively, to the recipient upon the attainment of performance objectives over specified performance periods. Performance objectives may vary from person to person and grant to grant and will be based upon such performance criteria as the Committee may deem appropriate.
The Committee may also grant dividend equivalent rights and it is authorized, subject to limitations under applicable law, to grant such other Awards as may be denominated in, valued in, or otherwise based on, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the A&R 2021 Plan. Any dividend equivalent rights (other than freestanding dividend equivalent rights) must be subject to the same vesting conditions as the underlying Award to which they relate.
Nontransferability
Unless otherwise set forth by the Committee in an award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative. The Committee may, however, permit transfer of nonstatutory stock options to one or more immediate family members or to trusts established for the benefit of the participant and/or such family members.
Change in Control
In the event of a change in control (as defined in the A&R 2021 Plan), unless otherwise provided by the Committee or as set forth in the applicable Award Agreement or in any other agreement, if a participant is terminated by the Company without cause or resigns for good reason within two years after a change in control, then all Awards granted before the change in control become fully vested and exercisable, all restrictions and conditions lapse, performance-based Awards are deemed earned at the greater of target performance or actual performance through the termination date (or, if no target is specified, maximum performance), and any shares deliverable under restricted stock units must be delivered promptly, and in any event within 15 days after termination. The A&R 2021 Plan also gives the Committee broad discretion in connection with a change in control to determine the treatment of Awards, to the extent permitted by Section 409A of the Code. The Committee may settle Awards for cash or securities, provide for assumption or substitution of Awards, modify Awards to add post-transaction acceleration triggers, deem performance conditions satisfied at target, maximum, or actual performance through closing, or allow a pre-closing exercise window of at least 20 days for options and stock appreciation rights that otherwise would not yet be exercisable. The Committee may also terminate underwater options or stock appreciation rights without payment if the exercise price equals or exceeds the per-share transaction consideration.

Capital Structure Changes
If the Committee determines that any stock split, stock dividend, material non-stock dividend, combination or consolidation of shares, recapitalization, reclassification, or similar event such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the A&R 2021 Plan, then the Committee must make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number of shares available for future Awards, (ii) the number of shares covered by outstanding Awards, and (iii) the exercise price of outstanding Awards.
Clawback Policy
Awards granted under the A&R 2021 Plan will be subject to recoupment in accordance with the Company’s clawback policy adopted by the Company. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Common Stock, the proceeds received from any sale of such shares of Common Stock or any other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any participant and the Company.
Amendment and Termination
The A&R 2021 Plan may be amended by the Board at any time. However, any amendment for which stockholder approval is required under the rules of any stock exchange or automated quotation system on which the shares of Common Stock may then be listed or quoted will not be effective until such stockholder approval has been obtained. In addition, no amendment, suspension or termination of the A&R 2021 Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant.
Effective Date and Term
The A&R 2021 Plan will be effective on February 9, 2026, subject to approval by the Company’s stockholders. Unless earlier terminated or extended, the A&R 2021 Plan will expire on October 7, 2031, and no further awards may be granted thereunder after such date.
U.S. Federal Income Tax Consequences
The following is a summary of the federal income tax consequences of the A&R 2021 Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws. This information is not and should not be considered tax advice. The Company assumes no liability whatsoever for any taxes, fees, penalties, investment losses, or other damages incurred by participants in the A&R 2021 Plan who rely on this information. Participants are strongly urged to consult with their tax advisors.
Stock Options
In general, the grant of an option will not be a taxable event to the recipient, and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.
Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.
Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO, although taxable income may arise at such time for alternative minimum tax purposes, and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death).
If shares of Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.
Restricted Shares
A participant who receives restricted shares of Common Stock will generally recognize ordinary income at the time that they “vest”, i.e., when they are no longer subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the shares of Common Stock at the time the shares of Common Stock vest, less the amount, if any, paid for the shares of Common Stock. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to shares of Common Stock that are not vested will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date the shares of Common Stock vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date the shares of Common Stock vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company or a subsidiary that employs the participant will generally be entitled to a corresponding deduction. Dividends paid with respect to shares of Common Stock as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.
SARs, RSUs and Other Awards
With respect to SARs, RSUs, performance shares, performance units, dividend equivalents and other Awards under the A&R 2021 Plan not described above, generally, when a participant receives payment with respect to any such Award, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.
Payment of Withholding Taxes
The Company may withhold, or require a participant to remit to it, an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements associated with Awards under the A&R 2021 Plan.
Deductibility Limit on Compensation in Excess of $1 Million
Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 and not modified in any material respect on or after such date.
New Plan Benefits
Awards granted under the A&R 2021 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the A&R 2021 Plan. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees and non-employee directors under the A&R 2021 Plan are not determinable. See “Executive Compensation” and “Director Compensation” for information regarding equity awards granted to our NEOs and members of the Board during 2025.
Awards Granted Under the 2021 Plan
No awards made under the 2021 Plan prior to the date of the annual meeting of stockholders were granted subject to stockholder approval of the A&R 2021 Plan. Pursuant to SEC rules, the following table sets forth information with respect to Awards that have been granted under the 2021 Plan since the adoption of the 2021 Plan in October 2021 to the groups named below as of March 1, 2026, with PSUs based on achievement of all performance goals. No associate of any director, executive officer or director nominee has received awards under the 2021 Plan, and no other person has received more than 5% of all awards under the 2021 Plan since the adoption of the 2021 Plan in October 2021.

Name and Position	Stock Options Granted	Other Awards Granted
Scott Turicchi, Chief Executive Officer	0	703,699
Jeffrey Sullivan, Chief Technology Officer	0	199,051
Vithya Aubee, Chief Legal Officer	0	141,378
James Malone, Chief Financial Officer	0	222,168
Johnny Hecker, EVP, Operations and Chief Revenue Officer	0	180,116
All Current Executive Officers as a Group (5 persons)	0	1,446,412
Douglas Bech	0	35,280
Elaine Healy	0	31,658
Stephen Ross	0	35,280
Nate Simmons	0	31,658
Pamela Sutton-Wallace, MPH	0	35,280
All Current Directors who are not Executive Officers as a Group (5 persons)	0	169,156
All Current Employees, Including All Current Officers who are not Executive Officers, as a Group	0	2,701,407
THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about our common stock that may be issued under equity compensation plans as of December 31, 2025.

	(A)	(B)	(C)
	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))(3)
Equity Compensation Plans Approved by Security Holders	2,202,505	—	870,811
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total
(1)	This column reflects RSUs and PSUs granted under the 2021 Equity Incentive Plan that were outstanding as of December 31, 2025.
(2)	There are no outstanding options.
(3)	This column reflects the total shares of our common stock remaining available for issuance under the 2021 Equity Incentive Plan.

BENEFICIAL OWNERSHIP
OF SECURITIES
The following table sets forth information with respect to the beneficial ownership of our shares as of April 13, 2026 by:
•	each of our named executive officers;
•	each of our current directors;
•	all of our directors and executive officers as a group; and
•	each person or entity known by us to own beneficially more than 5% of our preferred stock and common stock (by number or by voting power).
Except as indicated in the footnotes below, we have determined beneficial ownership in accordance with the rules and regulations of the SEC, which generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole or shared voting and/or investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 18,397,950 shares of common stock outstanding as of April 13, 2026. Shares of common stock subject to restricted stock units that are exercisable within 60 days of April 13, 2026 are considered outstanding and beneficially owned by the person holding the restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each of the individuals named below is Consensus Cloud Solutions, Inc., 700 S. Flower Street, 15th Floor, Los Angeles, California 90017.

NAME OF BENEFICIAL OWNERS	NUMBER OF SHARES	OWNERSHIP PERCENTAGE (%)
BlackRock, Inc.(1)	1,379,280	7.50
Janus Henderson Group plc(2)	2,476,328	13.46
Gates Capital Management, L.P.(3)	1,794,967	9.76
Heron Bay Capital Management(4)	2,112,806	11.48
Scott Turicchi(5)	272,560	1.48
Adam Varon(6)	33,973	*
Jim Malone (7)	110,298	*
Jeffrey Sullivan(8)	75,945	*
Vithya Aubee(9)	45,829	*
Johnny Hecker(10)	67,837
Douglas Bech	69,167	*
Elaine Healy	22,820	*
Stephen Ross	32,397	*
Nathaniel (Nate) Simmons	25,043	*
Pamela Sutton-Wallace	27,394	*
**All directors and officers as a group (10 individuals)	672,965	3.65
*	Less than one percent.
**	Excludes Jim Malone who resigned as CFO effective March 31, 2026.
(1)
Based on the most recently available Schedule 13G filed with the SEC on April 5, 2024 by BlackRock, Inc. According to its Schedule 13G, BlackRock, Inc. reported having sole voting power over 1,348,226 shares, shared voting power over no shares, sole dispositive power over 1,379,280 shares and shared dispositive power over no shares. The Schedule 13G contained information as of March 31, 2024 and may not reflect current holdings of Consensus’s stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(2)
Based on the most recently available Schedule 13G/A filed by Janus Henderson Group plc on November 14, 2025. According to its Schedule 13G/A, Janus reported having shared voting power and shared dispositive power over 2,476,328 shares. The Schedule 13G contained information as of September 30, 2025, and may not reflect current holdings of Consensus’s stock. This includes 1,335,455 shares beneficially owned by Janus Henderson Triton Fund, of which Janus Henderson Triton Fund has shared voting power and shared dispositive power over 2,378,167 shares. The address for Janus is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(3)
Based on the most recently available Schedule 13G/A filed by Gates Capital Management, L.P. on February 17, 2026. According to its Schedule 13G/A, Gates Capital Management reported having shared voting power and shared dispositive power over 1,794,967 shares. The Schedule 13G contained information as of December 31, 2025 and may not reflect current holdings of Consensus’s stock. The address for Gates Capital Management is 1177 Avenue of the Americas, 46th Floor, New York, New York 10036.

(4)
Based on the most recently available Schedule 13G/A filed by Heron Bay Capital Management on March 26, 2026. According to its Schedule 13G/A, Heron Bay Capital Management reported having shared dispositive power over 2,112,806 shares. The Schedule 13G contained information as of February 5, 2026 and may not reflect current holdings of Consensus’s stock. The address for Heron Bay Capital Management is 40701 Woodward Ave, Suite 104, Bloomfield Hills, Michigan 48304.

(5)	Consists of 272,560 shares of Company common stock, excluding 5,757 shares held by The Turicchi Family Foundation
(6)	Consists of 31,918 shares of Company common stock and 2,055 RSUs that will vest within 60 days of the Record Date.
(7)	Consists of 97,095 shares of Company common stock and 13,203 RSUs that will vest within 60 days of the Record Date.
(8)	Consists of 68,390 shares of Company common stock and 5,505 RSUs that will vest within 60 days of the Record Date.
(9)	Consists of 40,324 shares of Company common stock and 5,505 RSUs that will vest within 60 days of the Record Date.
(10)	Consists of 60,491 shares of Company common stock and 7,346 RSUs that will vest within 60 days of the Record Date.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
This proxy statement is being provided to you in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on Wednesday, June 10, 2026 at 8:30 a.m. Pacific Standard Time, or at any adjournments or postponements thereof.
WHERE IS THE ANNUAL MEETING BEING HELD?
The Board has determined that the Annual Meeting should be held online this year via live audiocast in order to permit stockholders from any location with access to the Internet to participate. This format also reduces the environmental impact of the Annual Meeting. The Company has endeavored to provide stockholders with the same rights and opportunities for participation in the Annual Meeting online as an in-person meeting.
HOW CAN I PARTICIPATE IN AND VOTE AT THE ANNUAL MEETING ONLINE?
Stockholders of record as of the close of business on April 13, 2026, the record date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders of record should go to the Annual Meeting website at www.virtualshareholdermeeting.com/CCSI2026, enter the 16-digit control number found on your proxy card or Notice and follow the instructions on the website.
If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
The Annual Meeting will begin promptly at 8:30 a.m. Pacific Standard Time on Wednesday, June 10, 2026. Online check-in will begin at approximately 8:15 a.m. Pacific Time, and we encourage you to provide sufficient time before the Annual Meeting begins to check-in. Technicians will be available to assist you with any difficulties you may have accessing the Annual Meeting.
Stockholders may submit questions before the Annual Meeting at www.proxyvote.com and during the Annual Meeting at the meeting website. We plan to answer as many questions as possible during the time permitted. More information regarding the question and answer process, including the number and types of questions permitted, and how questions will be recognized, answered, and disclosed, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website.
WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?
Stockholders will be asked to consider the following proposals at the Annual Meeting:
1.	To elect the six directors named in this proxy statement to serve on the Board until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified;
2.	To ratify the selection by our Audit Committee of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the year ending December 31, 2026; and
3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.
4.	To approve an amendment and restatement of our Company 2021 Stock Plan.
We will also consider any other business that properly comes before the Annual Meeting.
HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?
Our Board unanimously recommends that stockholders vote “FOR” each nominee for director, “FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm, “FOR” the approval of the compensation of our named executive officers and “FOR” the approval of an amendment and restatement of the Company’s 2021 Stock Incentive Plan.
WHO MAY VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS?
Stockholders who owned shares of the Company’s common stock, par value $.01 per share, as of the close of business on April 13, 2026 are entitled to vote at the Annual Meeting. As of the record date, there were 18,397,950 shares of our common stock issued and outstanding.
HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
In order for us to conduct the Annual Meeting, a quorum, consisting of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy.
HOW MANY VOTES DO I HAVE?
Each share of common stock is entitled to one vote on each matter that comes before the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?
Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.”
WHAT IS THE PROXY CARD?
The proxy card enables you to appoint Scott Turicchi, our CEO, and Vithya Aubee, our Chief Legal Officer, as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing Mr. Turicchi and Ms. Aubee to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card before the Annual Meeting date in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.
IF I AM A STOCKHOLDER OF RECORD OF THE COMPANY’S SHARES, HOW DO I VOTE?
Before the Annual Meeting, you may vote:
•	By mail, by completing, signing, and dating your proxy card (if you have received a paper copy of a proxy card by mail).
•	Online at www.proxyvote.com.
•	By telephone, at 1-800-690-6903.
During the Annual Meeting, you may vote online at www.virtualshareholdermeeting.com/CCSI2026
IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME, HOW DO I VOTE?
Beneficial owners should check their voting instruction form for how to vote in advance of and how to participate in the Annual Meeting.
WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?
If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.
Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote shares not voted by customers on certain “routine” matters.
Brokers are prohibited from exercising discretionary authority on non-routine matters and therefore brokers cannot exercise discretionary authority regarding such proposals for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the Annual Meeting and entitled to vote, those shares will still be counted for purposes of determining if a quorum is present.
WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?
Directors are elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). Any shares voted “Abstain” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election.
WHAT VOTE IS REQUIRED FOR OTHER PROPOSALS?
Assuming that a quorum is present, approval of Proposals 2, 3, and 4 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote thereon. Abstentions will have the effect of a vote against these proposals. Broker non-votes, if any, will have no effect on the outcome of Proposals 2, 3, and 4.
CAN I CHANGE MY VOTE AFTER I HAVE VOTED?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your proxy or change your vote by voting at a later date by Internet or telephone or, if you received a paper copy of a proxy card by mail, by signing and returning a new proxy card with a later date or by attending the Annual Meeting online and voting. Your attendance at the Annual Meeting online will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 700 S. Flower Street, 15th Floor, Los Angeles, California 90017, a written notice of revocation prior to the Annual Meeting.
Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.
WHAT HAPPENS IF I DO NOT INDICATE HOW TO VOTE MY PROXY?
If you vote by proxy card and sign your proxy card without providing further instructions, your shares will be voted “FOR” each of the director nominees, “FOR” the ratification of Deloitte to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2026, ”FOR” the approval of the compensation of our named executive officers and “FOR” the approval of an amendment and restatement of the Company’s 2021 Stock Incentive Plan.

IS MY VOTE KEPT CONFIDENTIAL?
Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.
WHERE DO I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company will file with the SEC within four business days following the Annual Meeting.
WHO BEARS THE COST OF SOLICITING PROXIES?
The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

OTHER MATTERS
Other Business
We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting of Stockholders and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock, represented by properly submitted proxies, will be voted by the proxy holders in accordance with the recommendations of our Board.
Submission of Stockholder Proposals for the 2027 Annual Meeting
Rule 14a-8 Proposals. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2027 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at 700 S. Flower Street, 15th Floor, Los Angeles, California 90017 no later than December 25, 2026.
Advance Notice Proposals and Nominations. In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting (but not for inclusion in the proxy statement). Notice of a nomination or proposal must be delivered to the Corporate Secretary at 700 S. Flower Street, 15th Floor, Los Angeles, California 90017 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to, the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2027 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no later than March 12, 2027 and no earlier than February 10, 2027. Nominations and proposals also must satisfy the other requirements set forth in the bylaws. In addition, the deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of nominees submitted under the Company’s advance notice bylaws is April 11, 2027.
Householding Information
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together, both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should contact our Legal Department at our offices by sending a written request to 700 S. Flower Street, 15th Floor, Los Angeles, California 90017 or calling 323-860-9201, to inform us of his or her request; or if a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.
Where You Can Find More Information
We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov.
Upon written or oral request, we will provide you, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements and schedules. Any requests for copies of information, reports or other filings with the SEC should be directed to Legal Department, Consensus Cloud Solutions, Inc., 700 S. Flower Street, 15th Floor, Los Angeles, California 90017.

Appendix A
CONSENSUS CLOUD SOLUTIONS, INC.

2021 EQUITY INCENTIVE PLAN
ARTICLE I

PURPOSES
1.1 Purpose of Plan. The purposes of the Consensus Cloud Solutions, Inc. 2021 Equity Incentive Plan (the “Plan”) are to advance the interests of Consensus Cloud Solutions, Inc. (the “Company”) and its shareholders by providing significant incentives to selected officers, employees, and consultants of the Company who contribute and are expected to contribute to the success of the Company, and to enhance the interest of such officers and employees in the Company’s success and progress by providing them with an opportunity to become shareholders of the Company. Further, the Plan is designed to enhance the Company’s ability to attract and retain qualified employees necessary for the success and progress of the Company.
ARTICLE II

DEFINITIONS
2.1 Definitions. Certain terms used herein shall have the meaning below stated, subject to the provisions of Section 7.1 hereof.
(a) “Award” means an award under the Plan as described in Article V. Awards may be made under the Plan in the form of stock options, including Incentive Stock Options, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units and other stock-based Awards, as set forth in Article V.
(b) “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with an Award.
(c) “Board” or “Board of Directors” means the Board of Directors of the Company.
(d) “Code” means the Internal Revenue Code of 1986, as amended.
(e) “Committee” means either (i) the Board of Directors or (ii) the Compensation Committee of the Board of Directors or such other committee of the Board as shall be appointed by the Board to administer the Plan pursuant to Article VII hereof. Except as otherwise determined by the Board, the members of the Committee, or the members of the Board who participate in decision making with respect to the Plan, shall be “non-employee directors” under Rule 16b-3 under the Securities Exchange Act of 1934. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee consisting of non-employee directors and outside directors. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. The Committee may also authorize certain officers of the Company to carry out the day-to-day administration of the Plan in accordance with the Committee’s instructions.
(f) “Common Stock” means, subject to the provisions of Section 9.3, the authorized common stock of the Company, par value $.01 per share.
(g) “Company” means Consensus Cloud Solutions, Inc.
(h) “Effective Date” means the date on which the Plan is adopted by the Board or the date the Plan is approved by the stockholder of the Company, whichever is earlier.
(i) “Employee” means (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors, or (iii) any consultant or other persons to the extent permitted by the instructions to Form S-8 under the Securities Act of 1933, as amended, who performs services for the Company or a Subsidiary. Service as a member of the Board of Directors or as a consultant shall be considered employment for all purposes under the Plan except the third sentence of Section 4.1.
(j) “Fair Market Value” means, in respect of a share of Common Stock on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the last reported sales price regular way on the day preceding such date on which a reported sale occurred, in either case on the New York Stock Exchange or, if at the time the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if at the time the

Common Stock is not listed or admitted to trading on any national securities exchange, in the National Association of Securities Dealers Automated Quotations (“Nasdaq”) National Market System or, if at the time the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose or, if the Common Stock is not traded over-the-counter, as determined by the Committee using any reasonable valuation method.
(k) “Good Reason” means (a) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (b) with respect to any other Grantee, the occurrence of any of the following in the absence of the Grantee’s written consent: (i) any material and adverse change in the Grantee’s position or authority with the Company as in effect immediately before a Change in Control, other than an isolated and insubstantial action not taken in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by the Grantee; (ii) the transfer of the Grantee’s primary work site to a new primary work site that is more than 50 miles from the Grantee’s primary work site in effect immediately before a Change in Control; or (iii) a diminution of the Grantee’s base salary in effect immediately before a Change in Control by more than 10%, unless such diminution applies to all similarly situated employees, provided that (x) if the Grantee does not deliver to the Company a written notice of termination within 60 days after the Grantee has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason and (y) the Grantee must give the Company 30 days to cure the event constituting Good Reason.
(l) “Grantee” means an Employee who receives a grant of Options or other Award under the Plan.
(m) “Incentive Stock Option” means an Option to purchase Common Stock, granted by the Company to an Employee pursuant to Section 5.1 hereof, which meets the requirements of Section 422 of the Code.
(n) “Nonstatutory Stock Option” means an Option to purchase Common Stock, granted by the Company to an Employee pursuant to Section 5.1 hereof, which does not meet the requirements of Section 422 of the Code or which provides, as of the time the Option is granted, that it will not be treated as an Incentive Stock Option.
(o) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option.
(p) “Option Agreement” means an agreement between the Company and a Grantee evidencing the terms of an Option granted under the Plan.
(q) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards, which may or may not be based on Performance Criteria.
(r) “Plan” means the Consensus Cloud Solutions, Inc. 2021 Equity Incentive Plan, as set forth herein and as from time to time amended.
(s) “Restricted Stock Agreement” means an agreement between the Company and a Grantee evidencing the terms of Restricted Stock awarded under the Plan.
(t) “Subsidiary” means a subsidiary of the Company within the meaning of Section 424(f) of the Code.
(u) “Termination of Employment” means, unless otherwise determined by the Committee, that a Grantee shall be deemed to have a “Termination of Employment” upon ceasing employment with the Company or a Subsidiary (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company or a Subsidiary as a director, consultant or otherwise). The Committee in its discretion may determine (a) whether any leave of absence constitutes a Termination of Employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (c) when a change in a Grantee’s association with the Company constitutes a Termination of Employment for purposes of the Plan. The Committee may also determine whether a Grantee’s Termination of Employment is for Cause (as hereinafter defined) and the date of termination in such case.
ARTICLE III

EFFECTIVE DATE OF THE PLAN; RESERVATION OF SHARES; MINIMUM VESTING
3.1 Effective Date. The Plan shall become effective as of the Effective Date.
3.2 Shares Reserved Under Plan. The total number of shares of Common Stock which may be transferred pursuant to Awards granted under the Plan shall not exceed four million (4,000,000) shares. In addition, as an individual limitation, the maximum number of shares of Common Stock with respect to which Awards may be granted to a Grantee in any one-year period may not exceed 1,000,000 shares. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. Any or all of such shares of Common Stock may be granted with respect to Incentive Stock Options. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, then the shares covered by such forfeited, terminated or canceled Award shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired or predecessor entity, shall not be counted against the shares available for Awards under this Plan. Notwithstanding the foregoing, in the case of the cancellation or forfeiture of Restricted Stock or other Award with respect to which dividends have been paid or accrued, the number of shares with respect to such Restricted Stock or other Award shall not be available for subsequent grants hereunder unless, in the case of shares with respect to which dividends were accrued by unpaid, such dividends are also canceled or forfeited. The Company shall at all times while the Plan is in effect reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.
3.3 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement, which shall contain such provisions as the Committee in its discretion deems necessary or desirable. The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. A Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine. No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such Award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in the applicable Award Agreement, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued..
3.4 Minimum Vesting. Notwithstanding any other provision of this Plan to the contrary, in no event shall any Award granted pursuant to this Plan vest prior to the twelve (12)-month anniversary of the date of grant, other than in connection with the Grantee’s death or permanent disability or, to the extent permitted hereunder, in connection with a Change in Control (provided that this limitation shall not apply with respect to up to five percent (5%) of the shares of Common Stock available for issuance under this Plan). The minimum vesting period set forth in this Section 3.4 may not be waived or superseded by any provision in an Award Agreement or other agreement.
ARTICLE IV

PARTICIPATION IN PLAN
4.1 Eligibility. Options or other Awards under the Plan may be granted to any key Employee of the Company or a Subsidiary who performs services for the Company or a Subsidiary that the Committee deems to be of special importance to the growth and success of the Company. The Committee shall determine those Employees to whom Options or other Awards shall be granted, the type of Option or other Award to be granted to each such person, and the number of shares of Common Stock subject to each such Option or other Award. Only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of Incentive Stock Options.
4.2 Participation Not Guarantee of Employment or Retention. Nothing in this Plan or in any Option Agreement or any other Award Agreement shall in any manner be construed to limit in any way the right of the Company or any Subsidiary to terminate an Employee’s employment at any time, without regard to the effect of such termination on any rights such Employee would otherwise have under this Plan, or give any right to an Employee to remain employed by the Company or a Subsidiary thereof in any particular position or at any particular rate of compensation.

ARTICLE V

GRANT AND EXERCISE OF OPTIONS; RESTRICTED STOCK; OTHER AWARDS
5.1 Grant of Options. The Committee may from time to time in its discretion grant Incentive Stock Options and/or Nonstatutory Stock Options to Employees at any time after the Effective Date. All Options under the Plan shall be granted within ten (10) years from the date the Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company, whichever is earlier.
5.2 Option Terms. Options granted under the Plan shall be subject to the following requirements:
(a) Option Price. The exercise price of each Incentive Stock Option shall not be less than the higher of the par value or 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be the amount determined by the Committee as set forth in the applicable Option Agreement, provided that such amount shall not be less than the higher of the par value or 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted. The exercise price of an Option may be subject to adjustment pursuant to Section 9.3 hereof.
(b) Term of Option. The term during which an Option is exercisable shall be that period determined by the Committee as set forth in the applicable Option Agreement, provided that no Option shall have a term that exceeds a period of 10 years from the date of its grant.
(c) Nontransferability of Option. No Option granted under the Plan shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and each such Option shall be exercisable during the Grantee’s lifetime only by him. No transfer of an Option by a Grantee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer. Notwithstanding the foregoing, the Committee may, in its discretion, permit a Grantee to transfer any Option, which is not an Incentive Stock Option, to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children).
(d) Exercise of Option. Each Option shall become exercisable pursuant to such pursuant to such terms and conditions specified in the applicable Award Agreement. Any portion of an Option which has become exercisable shall remain exercisable until it is exercised in full or terminates pursuant to the terms of the Plan or the Option Agreement pursuant to which it is granted.
(e) Incentive Stock Options Granted to Ten Percent Shareholders. No Incentive Stock Options shall be granted to any Employee who owns, directly or indirectly within the mean of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Stock Option is granted, the exercise price of the Incentive Stock Option is at least 110% of the Fair Market Value of the Common Stock subject to such Incentive Stock Option and such Incentive Stock Option, by its terms, is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.
(f) Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000 (or the then applicable maximum under Section 422 of the Code), such Options shall be treated as Nonstatutory Stock Options. For this purpose, Options shall be taken into account in the order in which they were granted and the Fair Market Value of the Common Stock shall be determined as of the time the Option with respect to such Common Stock is granted.
5.3 Payment of Exercise Price and Delivery of Shares.
(a) Notice and Payment for Shares. Each Option shall be exercised by delivery of a written notice to the Company in such form as the Committee shall approve stating the number of the whole shares of Common Stock as to which the Option is being exercised and accompanied by payment therefor. No Option shall be deemed exercised in the event that payment therefor is not received and shares of Common Stock shall not be issued upon the exercise of an Option unless the exercise price is paid in full. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made by (i) cash, (ii) certified check payable to the order of the Company,

(iii) outstanding shares of Common Stock duly endorsed to the Company (which shares of Common Stock shall be valued at their Fair Market Value as of the day preceding the date of such exercise), (iv) any combination of the foregoing, or (v) such other method of payment as may be provided in the applicable Option Agreement.
(b) Rights of Grantee in Stock. Neither any Grantee nor the legal representatives, heirs, legatees or distributees of any Grantee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock issuable upon exercise of an Option granted hereunder unless and until such shares are issued to him or them and such person or persons have received a certificate or certificates therefor. Upon the issuance and receipt of such certificate or certificates, such Grantee or the legal representatives, heirs, legatees or distributees of such Grantee shall have absolute ownership of the shares of Common Stock evidenced thereby, including the right to vote such shares, to the same extent as any other owner of shares of Common Stock, and to receive dividends thereon, subject, however, to the terms, conditions and restrictions of this Plan.
5.4 Restricted Stock. The Committee may from time to time in its discretion grant award shares of restricted shares of Common Stock (“Restricted Stock”) to Employees at any time after the Effective Date. Each award of Restricted Stock under the Plan shall be evidenced by a written Restricted Stock Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):
(a) Number of Shares. Each Restricted Stock Agreement shall state the number of shares of Restricted Stock to be subject to an award.
(b) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.
(c) Forfeiture. Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Section 5.4(e) hereof) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Subsidiary at no cost to the Company or Subsidiary.
(d) Ownership. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Section 5.4(b) hereof, including the right to receive dividends with respect to such shares and to vote such shares.
(e) Accelerated Lapse of Restrictions. The Committee shall have the authority (and the Restricted Stock Agreement may, but need not, so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.
5.5 Grant of Stock Appreciation Rights.
(a) The Committee may grant stock appreciation rights to such Employees, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any stock option granted under the Plan. A stock appreciation right may be granted at or after the time of grant of such option. A stock appreciation right shall become exercisable at such time or times as determined by the Committee.
(b) The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right as set forth in the Award Agreement (or over the option exercise price if the stock appreciation right is granted in connection with a stock option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised. Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with a stock option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of a stock option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.
5.6 Grant of Restricted Stock Units.
(a) The Committee may grant Awards of restricted stock units to such Employees, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other Award under the Plan.
(b) At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become vested, and may specify such conditions to vesting as it deems appropriate. Unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, restricted stock units that have not vested shall be forfeited and canceled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted stock units.
(c) At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the Grantee. Such date may be later than the vesting date or dates of the Award. On the maturity date, the Company shall transfer to the Grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. The Committee shall specify the purchase price, if any, to be paid by the Grantee to the Company for such shares of Common Stock.
5.7 Grant of Performance Shares and Share Units. The Committee may grant performance shares in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock to such Employees, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. In the event that a stock certificate is issued in respect of performance shares, such certificates shall be registered in the name of the Grantee but shall be held by the Company until the time the performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee. The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.
5.8 Other Stock-Based Awards. The Committee may grant other types of stock-based Awards to such Employees, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.
5.9 Clawback/Recapture Policy. Awards under the Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.
5.10 Grant of Dividend Equivalent Rights. The Committee may in its discretion include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the shares of Common Stock covered by such Award if such shares were then outstanding. In the event such a provision is included in an Award Agreement, such payments shall be subject to, and payable in connection with, the vesting of, the underlying Award.
5.11 Minimum Vesting Schedule. Notwithstanding any other provision of the Plan to the contrary, all Awards under the Plan, except for Awards that serve as a material inducement to a person or persons being hired by the Company or any Subsidiary, shall be subject to a minimum vesting schedule of at least twelve months following the date of grant of the Award, provided, however, that all Awards for which vesting will lapse on achievement of Performance Goals shall be subject to a minimum vesting schedule of at least twelve months.

5.12 Change in Control.
(a) Unless the Committee determines otherwise or as otherwise provided in the applicable Award Agreement, if a Grantee’s employment is terminated by the Company or any successor entity thereto without Cause or resigns for Good Reason, in each case, within two (2) years after a Change in Control, (x) each Award granted to such Grantee prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, (y) any outstanding awards that are subject to performance conditions will be deemed earned at the greater of target level or actual performance through the date of the employment termination (or if no target level is specified, the maximum level) with respect to all open performance periods and (z) any shares of Common Stock deliverable pursuant to restricted stock units will be delivered promptly (but no later than 15 days) following such Grantee’s termination of employment.
For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:
(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section, or an individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies or consents by or on behalf of any person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (each, an “Approved Director”), cease for any reason to constitute at least a majority thereof;
(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any Subsidiary that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the voting securities of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such voting securities of the Company were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such voting securities of the Company among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Approved Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or
(iv) the Company consummates a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets that was approved by the stockholders of the Company. For the purposes of this subsection (iv), “substantially all” of the Company’s assets shall mean assets for which the price or consideration upon sale or disposition equals or exceeds seventy-five percent (75%) or more of the fair market value of the Company.
(b) In the event of a Change in Control, a Grantee’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, as determined by the Committee in its sole discretion, including, but not limited to, treatment in accordance with one or more of the following methods: (i) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where in the case of Options and stock appreciation rights, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such awards; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (iii) modify the terms of such awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Committee) after closing or (v) provide that for a period of at least 20 days prior to the Change in Control, any Options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control where all Options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash, securities or a combination thereof, the Committee may, in its sole discretion, terminate any Option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.
5.13 No Repricing & Reloads. Unless otherwise approved by the Company’s stockholders, Options and stock appreciation rights will not be repriced (other than in accordance with the adjustment provisions of Section 9.3), repurchased for cash on a date when the exercise price of such Option or stock appreciation right is equal to or exceeds the Fair Market Value a share of Common Stock or be subject to automatic reload provisions.
ARTICLE VI

TERMINATION AND DEATH
6.1 Termination Other Than by Death or for Cause. If a Grantee’s position as an Employee of the Company or a Subsidiary terminates for any reason other than death or for Cause (as defined in Section 6.2) he may, unless the applicable Option Agreement provides otherwise, exercise an Option previously granted and vested within three months after the date of such termination, but in no event later than the date on which the Option would have expired in accordance with its terms. To the extent the Option is not so exercised, it shall expire at the end of such three-month period.
6.2 Termination for Cause. If a Grantee’s position as an Employee of the Company or a Subsidiary is terminated for Cause, any Option theretofore granted to him shall expire and cease to be exercisable on the date notice of such termination is delivered to the Grantee. “Cause” shall mean (a) the willful and continued failure by a Grantee to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Grantee by the Board, which demand specifically identifies the manner in which the Board believes that the Grantee has not substantially performed his duties, or (b) the willful engaging by the Grantee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Section 6.2, no act, or failure to act, shall be deemed “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.
6.3 Death. If a Grantee dies (i) while he is an Employee of the Company or a Subsidiary or (ii) during the three-month period after the termination of his position as an Employee of the Company or a Subsidiary, and at the time of his death the Grantee was entitled to exercise an Option theretofore granted to him, such Option shall, unless the applicable Option Agreement provides otherwise, expire one year after the date of his death, but in no event later than the date on which the Option would have expired if the Grantee had lived. During such one-year period the Option may be exercised by the Grantee’s executor or administrator or by any person or persons who shall have acquired the Option directly from the Grantee by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option at the date of his death and, to the extent the Option is not so exercised, it shall expire at the end of such one-year period.

6.4 Applicability to Other Awards. Notwithstanding anything herein to the contrary, if the Committee determines in its discretion that a Grantee’s Termination of Employment is for Cause, then the Committee shall also have the power to determine in its discretion that any outstanding stock options and stock appreciation rights or other Awards, whether or not exercisable at the time of such termination, shall be terminated as of the date of such termination and shall be of no further force and effect. The Committee shall also have the power to determine in its discretion the applicability of the principles in this Article VI to Awards other than stock options.
ARTICLE VII

ADMINISTRATION OF PLAN
7.1 Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors or such other committee as may be appointed by the Board of Directors of the Company, which Committee shall consist of not less than two members, all of whom are members of the Board of Directors. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board. The Committee shall have full and final authority (i) to interpret the Plan and each of the Option Agreements and other Award Agreements, (ii) to prescribe, amend and rescind rules and regulations, if any, relating to the Plan, (iii) to make all determinations necessary or advisable for the administration of the Plan and (iv) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Option Agreement or any other Award Agreement. The Committee’s determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, the shareholders of the Company, the Committee, and each of the members thereof, Employees and their respective successors in interest.
7.2 Liability. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or gross negligence. The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee’s duties under the Plan at the Company’s expense.
7.3 Determinations. In making its determinations concerning the key Employees who shall receive Options or other Awards as well as the number of shares to be covered by such Options or other Awards and the time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by such key Employees, their past, present and potential contribution to the Company’s success and such other factors as the Committee may deem relevant. The Committee shall determine the form of Option Agreements and Award Agreement under the Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of the Plan. The Committee may waive any provisions of any Option Agreement or any other Award Agreement, provided such waiver is not inconsistent with the terms of the Plan as then in effect. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options or other Awards under the Plan, whether or not such persons are similarly situated.
ARTICLE VIII

AMENDMENT AND TERMINATION OF PLAN
8.1 Amendment of Plan.
(a) Generally. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option or other Award granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the Award); provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of, or avoid adverse financial accounting consequences under, any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws (including Section 422 of the Code), regulations or rules (including applicable rules of any stock exchange or of Nasdaq).
(b) Amendments Relating to Incentive Stock Options. To the extent applicable, the Plan is intended to permit the issuance of Incentive Stock Options to Employees in accordance with the provisions of Section 422 of the Code.

Subject to paragraph 8.1(a) above, the Plan, Option Agreements and other Award Agreements may be modified or amended at any time, both prospectively and retroactively, and in a manner that may affect Incentive Stock Options previously granted, if such amendment or modification is necessary for the Plan and Incentive Stock Options granted hereunder to qualify under said provisions of the Code.
8.2 Termination. The Board may at any time terminate the Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, the Plan shall terminate on the 10th anniversary of Board approval of the Plan. No Options or other Awards may be granted after the Plan has terminated, but the Committee shall continue to supervise the administration of Options or other Awards previously granted.
ARTICLE IX

MISCELLANEOUS PROVISIONS
9.1 Restrictions upon Grant of Awards. If the listing upon any stock exchange or Nasdaq or the registration or qualification under any federal or state law of any shares of Common Stock to be issued on the exercise of Awards granted under this Plan (whether to permit the grant of Awards or the resale or other disposition of any such shares of Common Stock by or on behalf of Grantees receiving such shares) should be or become necessary or desirable, the Board in its sole discretion may determine that delivery of the certificates for such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed. The Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933 other than on Form S-8 or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.
9.2 Restrictions upon Resale of Unregistered Stock. Each Grantee shall, if the Company deems it advisable, represent and agree in writing (i) that any shares of Common Stock acquired by such Grantee pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration under said Act, (ii) that such Grantee is acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof, and (iii) to such other customary matters as the Company may request. In such case, no shares of Common Stock shall be issued to such Grantee unless such Grantee provides such representations and agreements and the Company is reasonably satisfied that such representations and agreements are correct.
9.3 Adjustments.
(a) General. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the value of shares of Common Stock, a combination or consolidation of the outstanding Common Stock into a lesser number of shares of Common Stock, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of shares of Common Stock available for future grants of Options or other Awards under Section 3.2, (ii) the number of shares of Common Stock covered by each outstanding Option or other Award, or (iii) the exercise price of each outstanding Option or other Award.
(b) Reorganizations. In the event that the Company is a party to a merger or reorganization, outstanding Options and other Awards shall be subject to the agreement of merger or reorganization.
(c) Reservation of Rights. Except as provided in this Section 9.3, a Grantee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option or other Award. The grant of any Option or other Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
9.4 Withholding of Taxes; Tax Elections.
(a) Each Grantee who exercises a Nonstatutory Stock Option and each Grantee who holds Restricted Stock or other Award that has vested shall agree that no later than the date of exercise or receipt of shares of Common

Stock pursuant to such Option and no later than the date such Restricted Stock or other Award vests (in whole or in part) he will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to the transfer to him or vesting in him of such shares of Common Stock.
(b) The applicable Option Agreement or other Award Agreement may provide that a Grantee may satisfy, in whole or in part, the requirements of paragraph (a):
(i) by delivery of shares of Common Stock owned by the Grantee for at least six months (or such shorter or longer period as the Committee may approve) having a Fair Market Value (determined as of the date of such delivery) equal to all or part of the amount to be so withheld, or
(ii) by electing to have the Company withhold the requisite number of shares from shares otherwise deliverable pursuant to the exercise of the Option or vesting of Restricted Stock or other Award giving rise to the tax withholding obligation provided, however, that
(A) the Grantee’s election and the withholding pursuant thereto take effect during the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of the Company’s sales and earnings and ending on the twelfth business day following such date, and six months have elapsed since the date the Option or Restricted Stock or other Award was granted, or
(B) such election was irrevocably made by the Grantee and filed with the Committee in writing at least six months in advance of the date on which such withholding occurs. The Committee may require, as a condition of accepting any such delivery of Common Stock or any such election by the Grantee, that the Grantee furnish to the Company an opinion of counsel to the effect that such delivery or election will not result in the Grantee incurring any liability under Section 16(b) of the Securities Exchange Act of 1934, as amended.
(c)  If the Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of his Option Agreement or other Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and if the Grantee makes such election, the Grantee shall submit to the Company a copy of the notice filed by the Grantee with the Internal Revenue Service within ten (10) days of filing such notice, and shall pay, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld as a result of such election, all in accordance with the provisions of clauses (a) and (b) of this Section 9.4.
(d) If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.
9.5 Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company and may be used for such corporate purposes as the Company may determine.
9.6 Substitution of Options. Options may be granted under this Plan in substitution for options held by individuals who are employees of another corporation and who become Employees of the Company or any Subsidiary of the Company eligible to receive Options pursuant to the Plan as a result of a merger, consolidation, reorganization or similar event. The terms and conditions of any Options so granted may vary from those set forth in the Plan to the extent deemed appropriate by the Committee in order to conform the provisions of Options granted pursuant to the Plan to the provisions of the options in substitution for which they are granted.
9.7 Notices. Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal place of business, and to the Grantee at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.
9.8 Nature of Payments. Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

9.9 Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.
9.10 Waiver of Claims. Prior to being selected by the Committee to receive an Award, an Employee has no right to any benefits hereunder. In consideration of a Grantee’s receipt of any Award hereunder, the Committee may require, in its sole discretion, that each such Grantee expressly waive any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).
9.11 Section 409A.
(a) All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A of the Code (“Section 409A”) will be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A of the Code will be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan will govern.
(b) Without limiting the generality of Section 9.11(a), with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:
(i) any payment due upon a Grantee’s termination of Employment will be paid only upon such Grantee’s separation from service from the Company within the meaning of Section 409A;
(ii) any payment to be made with respect to such Award in connection with the Grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;
(iii) to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of Shares in respect of an Award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);
(iv) with respect to any required Consent described in Section 3.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;
(v) if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;
(vi) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award; and
(vii) for purposes of determining whether the Grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with Great Western, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

9.12 Minimum Holding Period. Unless otherwise determined by the Committee, all shares of Common Stock received in connection with the exercise, vesting or settlement of an Award shall be retained by the Grantee for no less than twelve (12) months following such exercise, vesting or settlement.
9.13 Governing Law. The Plan and all determinations made and actions taken hereunder, to the extent not otherwise governed by the Code or the laws of the United States of America, shall be governed by the laws of the State of Delaware (without regard to principles of conflicts of law) and construed accordingly.

consensus

CONSENSUS CLOUD SOLUTIONS, INC.
700 S FLOWER ST. SUITE 1500
LOS ANGELES, CA 90017

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The Board of Directors recommends you vote FOR the following director nominees:

1. Election of Directors.

Nominees	**For**	**Against**	**Abstain**
1a. Douglas Bech	☐	☐	☐
1b. Elaine Healy	☐	☐	☐
1c. Stephen Ross	☐	☐	☐
1d. Nathaniel Simmons	☐	☐	☐
1e. Pamela Sutton-Wallace	☐	☐	☐
1f. Scott Turicchi	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000703826_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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CONSENSUS CLOUD SOLUTIONS, INC.
Annual Meeting of Shareholders
June 10, 2026 8:30 AM, Pacific Daylight Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Scott Turicchi and Vithya Aubee, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CONSENSUS CLOUD SOLUTIONS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, PDT on June 10, 2026, virtually at www.virtualshareholdermeeting.com/CCSI2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

0000703826_2 R2.09.05.010

Continued and to be signed on reverse side